UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☑                             Filed by a Party Other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

HOUGHTON MIFFLIN HARCOURT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2015

Dear Stockholders:

I would like to invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company, to be held at the Boston Common Hotel and Conference Center, located at 40 Trinity Place, Boston, Massachusetts 02116, on Tuesday, May 19, 2015, at 8:00 a.m., Eastern Time. The accompanying formal notice of the Annual Meeting and proxy statement set forth the details regarding admission to the Annual Meeting and the business to be conducted.

At the Annual Meeting, we will ask you to elect the nine director nominees listed in the proxy statement, consider a non-binding, advisory vote to approve the compensation of our named executive officers, vote to approve the adoption of our Employee Stock Purchase Plan, vote to approve the adoption of our 2015 Omnibus Incentive Plan, vote against a stockholder proposal regarding the Company’s capital allocation strategy and ratify the appointment of our independent registered public accounting firm for 2015. We will also discuss any other business matters properly brought before the Annual Meeting. The attached proxy statement explains our voting procedures, describes the business we will conduct and provides information about Houghton Mifflin Harcourt Company that you should consider when you vote your shares.

The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, we encourage you to complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting or to access the proxy materials and vote via the Internet or telephone in accordance with the “notice and access” letter you will receive. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

I hope to see you at the Annual Meeting. Thank you for your ongoing support of HMH.

Very truly yours,

Linda K. Zecher

President & Chief Executive Officer

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PROXY VOTING METHODS

If, at the close of business on March 25, 2015, you were a stockholder of record, you may vote your shares by proxy on the Internet, by telephone or by mail, or you may also vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies or change your vote at the times and as described in the “General Information” section of this proxy statement.

If you are a stockholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on May 18, 2015 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website indicated on the Notice of Internet Availability of Proxy Materials (the “Notice”) and follow the instructions, 24 hours a day, seven days a week.

•	You will need the control number included on your Notice or on your proxy card.

BY TELEPHONE

•	From a touch-tone telephone, dial the toll-free number on your proxy card and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the control number included on your Notice or on your proxy card.

BY MAIL

•	If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

If your Houghton Mifflin Harcourt Company shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Proposals 1, 2, 3, 4 and 5 (Election of Directors, Advisory Vote on Executive Compensation, Employee Stock Purchase Plan, 2015 Omnibus Incentive Plan and the stockholder proposal) are non-discretionary items. Proposal 6 (Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm) is a discretionary item. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

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222 Berkeley Street

Boston, Massachusetts 02116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 19, 2015, 8:00 A.M. (EASTERN TIME)

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company (the “Company”) will be held at the Boston Common Hotel and Conference Center, located at 40 Trinity Place, Boston, Massachusetts 02116, on Tuesday, May 19, 2015, at 8:00 a.m., Eastern Time, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting. The purposes of the Annual Meeting are for the stockholders to:

(1)	elect nine (9) directors to the board of directors (the “Board”), each to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal;

(2)	approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

(3)	approve the adoption of the Company’s Employee Stock Purchase Plan;

(4)	approve the adoption of the Company’s 2015 Omnibus Incentive Plan;

(5)	consider a stockholder proposal regarding the Company’s capital allocation strategy, if properly presented;

(6)	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(7)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 25, 2015 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Representation of at least a majority of the voting power represented by all outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting.

We will be using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 31, 2015, we will mail to stockholders holding shares in “street name” a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report for the fiscal year ended December 31, 2014 (our “2014 Annual Report”) online and how to vote via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our 2014 Annual Report.

March 31, 2015:

By Order of the Board of Directors,

William F. Bayers

Executive Vice President, Secretary and General Counsel

Boston, Massachusetts

YOUR VOTE IS IMPORTANT

We urge you to vote using telephone or Internet voting, if available to you, or if you received these proxy materials by mail, by completing, signing, dating and returning the enclosed proxy card promptly. Please note that if your shares are held by a bank, broker or other recordholder and you wish to vote them at the Annual Meeting, you must obtain a legal proxy from that recordholder.

Important Notice Regarding the Availability of

Proxy Materials for the 2015 Annual Meeting of Stockholders

To Be Held on May 19, 2015.

The Notice of Annual Meeting, proxy statement and the 2014 Annual Report are available at www.hmhco.com.

iii

HOUGHTON MIFFLIN HARCOURT COMPANY

PROXY STATEMENT

GENERAL INFORMATION

As used in this proxy statement, the terms “we,” “us,” “our,” “HMH” and the “Company” refer to Houghton Mifflin Harcourt Company, formerly known as HMH Holdings (Delaware), Inc., and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

1. When and where is the Annual Meeting?

Our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the Boston Common Hotel and Conference Center, located at 40 Trinity Place, Boston, Massachusetts 02116, on Tuesday, May 19, 2015, at 8:00 a.m. Eastern Time, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting.

2. What is “Notice and Access” and why did the Company elect to use it?

We are making the proxy solicitation materials available to stockholders who hold shares in “street name” electronically, via the Internet, under the Notice and Access rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). On or about March 31, 2015, we will mail to such stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on or about March 31, 2015. The Notice includes information on how to access and review the proxy materials and how to vote via the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting. Stockholders who received the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.

3. Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting. This proxy statement includes information that we are required to provide under SEC rules and is designed to assist you in voting your shares.

Proxies in proper form and timely received by us at or before the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the proxy card. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in the discretion of the persons named in your proxy, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

4. How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; and (2) instruct us to send proxy materials to you by e-mail. The proxy materials are also available on our website at www.hmhco.com in the “Investor Relations” section. Choosing to receive proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

5. What is included in the proxy materials?

The proxy materials include:

•	our Notice of Annual Meeting of Stockholders;

•	this proxy statement; and

•	our annual report for the year ended December 31, 2014 (“Fiscal 2014,” and such report, the “2014 Annual Report”).

If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card.

6. What does it mean if I receive more than one Notice or proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all of your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

7. Who pays the cost of soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board by mail, telephone, e-mail or other electronic means or in person, and we will pay the solicitation costs. We will supply our proxy materials, including our 2014 Annual Report, to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such recordholders for their reasonable expenses. The Company has retained Okapi Partners LLC to provide proxy solicitation services to the Company in connection with proposals to be considered at the Annual Meeting. We have agreed to a fee of approximately $10,000, plus out-of-pocket expenses.

8. Who is entitled to vote at the Annual Meeting?

In accordance with our Amended and Restated By-Laws (the “By-Laws”), the Board has fixed the close of business on March 25, 2015 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 143,149,910 shares of common stock. Each stockholder is entitled to one vote for each share of common stock he or she held as of the Record Date. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

9. What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the nine (9) director nominees who are named in this proxy statement to the Board;

•	Proposal 2: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

•	Proposal 3: To approve the adoption of the Company’s Employee Stock Purchase Plan;

•	Proposal 4: To approve the adoption of the Company’s 2015 Omnibus Incentive Plan;

•	Proposal 5: To consider a stockholder proposal regarding the Company’s capital allocation strategy;

•	Proposal 6: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

10. What is the vote required for each proposal and what are my voting choices?

	Proposal	Vote Required	What Are My Voting Choices?	Broker Discretionary Voting Allowed?

Proposal 1:	Election of nine (9) directors	Plurality of the shares represented in person or by proxy and entitled to vote	“FOR” or “WITHHOLD”	No
Proposal 2:	Advisory vote on executive compensation	Majority of the shares represented in person or by proxy and entitled to vote	“FOR,” “AGAINST” or “ABSTAIN”	No
Proposal 3:	Employee Stock Purchase Plan	Majority of the shares represented in person or by proxy and entitled to vote	“FOR,” “AGAINST” or “ABSTAIN”	No
Proposal 4:	2015 Omnibus Incentive Plan	Majority of the shares represented in person or by proxy and entitled to vote	“FOR,” “AGAINST” or “ABSTAIN”	No
Proposal 5:	Stockholder proposal	Majority of the shares represented in person or by proxy and entitled to vote	“FOR,” “AGAINST” or “ABSTAIN”	No
Proposal 6:	Ratification of auditors for fiscal year 2015	Majority of the shares represented in person or by proxy and entitled to vote	“FOR,” “AGAINST” or “ABSTAIN”	Yes

With respect to Proposal 1, the election of directors, you may vote “FOR” or “WITHHOLD” with respect to each nominee for director. A “plurality” means that the nine director nominees that receive the most number of votes cast “FOR” will be elected. Stockholders have the option to express dissatisfaction with a nominee by indicating that they wish to “WITHHOLD” authority to vote their shares in favor of the nominee. A substantial number of “WITHHOLD” votes will not prevent a nominee from getting elected, but it can influence future decisions by the Nominating, Ethics and Governance Committee and the Board concerning nominees.

With respect to Proposals 2, 3, 4, 5 and 6 (or on any other matter to be voted on at the Annual Meeting), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, 3, 4, 5 or 6, the abstention will have the same effect as an “AGAINST” vote.

11. Could other matters be decided at the Annual Meeting?

At the date this proxy statement went to press, we did not know of any matters to properly come before the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

12. How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the nine (9) director nominees who are named in this proxy statement to the Board;

•	FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers;

•	FOR the approval of the adoption of the Company’s Employee Stock Purchase Plan;

•	FOR the approval of the adoption of the Company’s 2015 Omnibus Incentive Plan;

•	AGAINST the stockholder proposal regarding the Company’s capital allocation strategy; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

13. How do I vote my shares?

How to vote your shares depends on whether you hold your shares as a “stockholder of record” or as a “beneficial owner.” We explain these terms in the answer provided to Question 14, below. If you are a stockholder of record, you can vote in the following ways:

•	By Internet: By following the Internet voting instructions included in the proxy package sent to you (or by going to www.envisionreports.com/HMHC and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 18, 2015.

•	By Telephone: By following the telephone voting instructions included in the proxy package sent to you (i.e., by calling 1-800-652-VOTE (8683) and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 18, 2015.

•	By Mail: If you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to 11:59 p.m., Eastern Time, on May 18, 2015.

•	In Person: First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice, proxy card or proof of ownership. You may then vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you should follow the instructions in the Notice or your broker should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as applicable. You may vote your shares beneficially held through your broker in person if you attend the Annual Meeting and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

14. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. You are a “stockholder of record” if, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent and registrar.

Beneficial Owner. You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not in your name. To be a “beneficial owner” means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares as described below.

15. What do I need to be admitted to the Annual Meeting?

You will need a form of personal identification (such as a driver’s license or passport) along with either your Notice, proxy card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of Houghton Mifflin Harcourt Company stock, such as a bank or brokerage account statement.

16. Are there other things I should know if I intend to attend the Annual Meeting?

Please note that no cell phones, PDAs, computers, pagers, cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

17. What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner and you do not direct your broker or nominee regarding how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under the rules of The NASDAQ Stock Market LLC (“NASDAQ”), your broker or nominee generally does not have discretion to vote your shares on the election of directors, executive compensation proposals and other significant matters and, as such, does not have discretion to vote your shares with regard to Proposals 1, 2, 3, 4 or 5. We believe that Proposal 6 — ratification of our independent auditor — is a routine matter on which brokers and nominees can vote on behalf of their clients, if clients do not furnish voting instructions.

18. What is the effect of a broker non-vote?

Subject to applicable NASDAQ and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum, nor will it impact the outcome of voting on Proposals 1, 2, 3, 4 or 5. Because brokers are entitled on vote on Proposal 6, we do not anticipate any broker non-votes with regard to this proposal.

19. May I revoke my proxy or change my vote?

Yes, our By-Laws provide that you may revoke a proxy you have given at any time before it is voted at the Annual Meeting by: (1) delivering to our Secretary a letter revoking the proxy, which our Secretary must receive prior to the Annual Meeting; (2) delivering to our Secretary a new proxy, bearing a later date than the previous proxy, which our Secretary must receive prior to the Annual Meeting; or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting does not, standing alone, constitute your revocation of a proxy. You may change your vote at any time prior to the voting of your shares at the Annual Meeting by: (1) casting a new vote by telephone or over the Internet by the time and date set forth in Question 13 above; or (2) sending a new proxy card with a later date that is received prior to the Annual Meeting.

20. Where do I send a stockholder proposal for consideration at the Company’s 2016 Annual Meeting of Stockholders?

If you wish to propose a matter for consideration at our 2016 Annual Meeting of Stockholders, the proposal should be mailed by certified mail, return receipt requested, to our Secretary at the Company’s principal executive office, 222 Berkeley Street, Boston, Massachusetts 02116.

To be eligible under the SEC stockholder proposal rule (Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders and form of proxy, each expected to be made available in March 2016, a proposal must be received by our Secretary at our principal executive office on or before December 2, 2015 at 5:00 p.m., Eastern Time. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Even if a stockholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an annual meeting according to the procedures set forth in our By-Laws. A stockholder who wishes to offer a proposal for consideration at our 2016 Annual Meeting of Stockholders (where such proposal does not otherwise qualify for inclusion in our 2016 proxy statement under Rule 14a-8) may do so by delivering written notice of the proposal to our Secretary, not before January 20, 2016 and not later than February 19, 2016. If a stockholder proposal complies with these advance notice provisions, management will be permitted to vote proxies in its discretion if it advises stockholders in the 2016 proxy statement about the nature of the matter and how management intends to vote on such matter. See “Stockholder Proposals for the 2016 Annual Meeting” below in this proxy statement.

21. How can I find the results of the Annual Meeting?

We expect to announce preliminary results at the Annual Meeting. We will publish final results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by the stockholders to oversee their interest in the overall success of our business and financial strength. The Board serves as our ultimate decision-making body to the extent set forth in our Amended and Restated Certificate of Incorporation and By-Laws. The Board also selects and oversees members of our senior management, who, in turn, oversee our day-to-day business and affairs.

Nominees for the Board of Directors

Nine directors are to be elected at the Annual Meeting to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified, subject, however, to a director’s earlier death, resignation, retirement, disqualification or removal. Your proxy will be voted in accordance with the directions stated on the card, or, if no directions are stated, for election of each of the nine nominees listed below. Upon the recommendation of the Nominating, Ethics and Governance Committee, the members of the Board have nominated our current directors for election. Mr. Sheru Chowdhry, a current director, has been designated by the Company’s stockholders affiliated with Paulson & Co. Inc. (“Paulson”) to be nominated for election to the Board pursuant to the Company’s Amended and Restated Director Nomination Agreement, dated as of August 2, 2013 (the “Director Nomination Agreement”). The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board does not anticipate, the proxies will be voted for a substitute nominee. We set forth information with respect to the business experience, qualifications and affiliations of our director nominees below:

Sheru Chowdhry

Director Since June 2012

Age: 41

Board Committees: Compensation Committee; and Nominating, Ethics and Governance Committee

Sheru Chowdhry served as a member of the Board from March 2010 through March 2012 and rejoined the Board in June 2012. Mr. Chowdhry joined Paulson, a hedge fund, in 2004 as a Senior Vice President and has been a Managing Director and Head of Distressed & Bankruptcy Research since 2008. Previously, he was a research analyst at DebtTraders Inc., covering distressed and bankrupt securities, and an investment banker in the Mergers & Acquisitions Group at JP Morgan Securities. Mr. Chowdhry’s financial expertise and significant experience with debt and equity capital markets render him a valuable member of the Board.

L. Gordon Crovitz

Director Since August 2012

Age: 56

Board Committees: Compensation Committee; and Nominating, Ethics and Governance Committee

L. Gordon Crovitz has served as a member of the Board since August 2012. From 1980-2007, Mr. Crovitz held a number of positions with Dow Jones and the Wall Street Journal culminating in his role as Executive Vice President for Dow Jones and Publisher of The Wall Street Journal. He was co-founder of e-commerce software company Press+ in 2009. Mr. Crovitz serves on the Board of Directors at Business Insider, Blurb, Dun & Bradstreet and Marin Software. He is on the board of the American Association of Rhodes Scholars. Mr. Crovitz’s management roles in the publishing industry and extensive experience as a director enables him to provide the Company with valuable guidance.

Lawrence K. Fish (Chairman of the Board)

Director Since August 2010

Age: 70

Board Committees: Audit Committee; Compensation Committee; and Nominating, Ethics and Governance Committee

Lawrence K. Fish has served as a member of the Board since August 2010 and Chairman of the Board since January 2011. Mr. Fish served as Chairman and Chief Executive Officer of Citizens Financial Group, Inc. (“Citizens”) from 2005 to 2008 and before as Chairman, President and Chief Executive Officer, from 1992, of Citizens. Mr. Fish is a member of the Corporation (Board of Trustees) of Massachusetts Institute of Technology. He serves on the boards of Textron Inc., Tiffany & Co. and NBH Holdings Corp. He is also an Honorary Trustee of the Brookings Institution in Washington D.C. and a member of the Board of Management Sciences for Health (MSH). Mr. Fish’s extensive experience in the areas of finance, marketing, general management and corporate governance enables him to provide the Company with effective leadership on the Board.

Jill A. Greenthal

Director Since June 2012

Age: 58

Board Committees: Audit Committee; and Nominating, Ethics and Governance Committee (Chair)

Jill A. Greenthal has served as a member of the Board since June 2012. Ms. Greenthal has been a Senior Advisor in Private Equity at the Blackstone Group since 2007, working closely with the company’s global media and technology teams to assist in investments in those sectors. She also currently serves as a director of Akamai Technologies, Michaels Stores and The Weather Channel Companies and previously served as a director of Orbitz Worldwide from 2007 to 2013. Prior to 2007, Ms. Greenthal was an investment banker and partner at Blackstone and Credit Suisse First Boston. Ms. Greenthal has extensive experience in the media industry and in advising technology and media companies, which enables her to provide valuable guidance to the Company.

John F. Killian

Director Since January 2011

Age: 60

Board Committees: Audit Committee (Chair); and Compensation Committee

John F. Killian has served as a member of the Board since January 2011. Mr. Killian was Executive Vice President for Verizon and served as Verizon’s Chief Financial Officer from March 2009 through October 2010. Prior to becoming CFO, Mr. Killian was President of Verizon Business from October 2005 until March 2009, the Senior Vice President and Chief Financial Officer of Verizon Telecom from June 2003 until October 2005, and the Senior Vice President and Controller of Verizon Telecom from April 2002 until June 2003. Mr. Killian serves on the board of directors at ConEdison Inc. and is Chairman of the Board of Providence College. Mr. Killian brings extensive financial expertise to the Board, as well as significant management and leadership experience.

John R. McKernan, Jr.

Director Since September 2012

Age: 66

Board Committees: Compensation Committee (Chair)

John R. McKernan, Jr. served as a member of the Board from August 2010 through June 2012 and rejoined the Board in September 2012. Mr. McKernan is currently Chairman and Chief Executive Officer of McKernan Enterprises, Inc., in Portland, Maine and Senior Advisor at the U.S. Chamber of Commerce and the U.S.

Chamber of Commerce Foundation. He is the former Chairman of Education Management Corporation, a provider of post-secondary education in North America, where he served as Chief Executive Officer from September 2003 until February 2007 and continues to serve as a director. Mr. McKernan is a director of BorgWarner Inc. and served as Governor of the State of Maine from 1987 to 1995. Mr. McKernan is currently Chairman of the Board of Directors of The Foundation for Maine’s Community Colleges. Mr. McKernan brings to the Board superior leadership capabilities, knowledge of the legal and legislative processes and significant prior experience as a director.

Jonathan F. Miller

Director Since May 2013

Age: 58

Board Committees: Compensation Committee; and Nominating, Ethics and Governance Committee

Jonathan F. Miller joined the Board in May 2013. Mr. Miller served as the Chairman and Chief Executive Officer of the Digital Media Group at News Corp. and was its Chief Digital Officer from April 2009 to September 2012. Previously, Mr. Miller was the Founder and Partner at Velocity Interactive Group, an investment firm focusing on internet and digital media, from its inception in February 2007 to April 2009. Prior to founding Velocity, Mr. Miller served as the Chief Executive Officer of America Online, Inc., or “AOL,” and previously as Chief Executive Officer and President of USA Information and Services. Mr. Miller is a trustee of the American Film Institute and The Paley Center for Media. Mr. Miller serves on the boards of TripAdvisor, Radio Télévision Luxembourg, AMC Networks, Shutterstock and IPG. Mr. Miller has extensive experience in the internet and digital media industry, which enables him to provide valuable guidance to the Company.

E. Rogers Novak, Jr.

Director Since November 2012

Age: 66

Board Committees: Audit Committee; and Nominating, Ethics and Governance Committee

E. Rogers Novak, Jr. has served as a member of the Board since November 2012. He is a founder and managing member of Novak Biddle Venture Partners, an early-stage venture fund focused on investment opportunities in businesses focused on education, security, big data analytics and business-to-business-to-consumer. Mr. Novak formerly served as Lead Director of Blackboard Inc., which was acquired by Providence Equity Partners. Mr. Novak currently serves on several private company boards and is a member of the External Relations Council for the Department of Homeland Security’s “Predict” Project. He also serves on the Board of Trustees for Kenyon College where he sits on the Budget, Financial and Audit Committee and the Information Resources Committee. From 2008 to 2011, Mr. Novak held a seat on the Board of the National Venture Capital Association and was their Treasurer and a member of their Executive Committee from 2009 to 2011. Mr. Novak’s significant prior experience as a director, especially in the education technology sector, renders him a valuable member of the Board.

Linda K. Zecher (President and Chief Executive Officer)

Director Since September 2011

Age: 61

Board Committees: None

Linda K. Zecher joined the Company in September 2011 as President, Chief Executive Officer (“CEO”) and Director. Previously, she served as Corporate Vice President of Microsoft’s Worldwide Public Sector organization since 2009. She also served as Microsoft’s Vice President, Public Sector, Americas and Asia Pacific from 2008 to 2009, and as Vice President, U.S. Public Sector from 2003 to 2008. Prior to joining Microsoft in 2003, Ms. Zecher held leadership positions with Texas Instruments, Bank of America,

PeopleSoft, Oracle and Evolve Corp. She currently serves on the board of Hasbro Corporation, the John F. Kennedy Library Foundation and the non-profit national board for Cradles to Crayons. She has previously served on numerous boards, including the Intelligence National Security Association (INSA), U.S. State Department’s Board for Overseas Schools and James Madison University’s board of visitors. Ms. Zecher’s extensive sales, marketing and technology experience enables her to provide the Company with effective leadership in the conduct of its rapidly changing business.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NINE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Code of Conduct

We have adopted a code of conduct policy (the “Code of Conduct”) that applies to all directors, officers and employees of the Company. The Code of Conduct is the foundation of our ethics and compliance program and covers a wide range of areas. Many of our policies are summarized in the Code of Conduct, including our policies regarding conflicts of interest, honest and ethical conduct, discrimination and harassment, confidentiality and compliance with laws and regulations applicable to the conduct of our business. All employees are required to comply with the Code of Conduct and are subject to disciplinary action, including termination, for violations. The Code of Conduct is published on our website at www.hmhco.com under the heading “Investor Relations” and is also available in print to any person who requests it by writing to: Houghton Mifflin Harcourt Company, Investor Relations, 222 Berkeley Street, Boston, Massachusetts 02116. Any amendments to the Code of Conduct or the grant of a waiver from a provision of the Code Conduct requiring disclosure under applicable SEC rules will be disclosed on our website. Under our Code of Conduct, all employees have a duty to report any violation or suspected violation of the policy or the law to the appropriate personnel as identified in the policy.

Director Independence

A majority of our directors must be “independent,” as such term is defined by the applicable federal securities laws, rules promulgated thereunder and NASDAQ rules. We have determined that Lawrence K. Fish, John R. McKernan, Jr., John F. Killian, L. Gordon Crovitz, Sheru Chowdhry, Jill A. Greenthal, E. Rogers Novak, Jr., and Jonathan F. Miller are independent.

We also comply with the independence requirements of the federal securities laws, the rules promulgated thereunder and NASDAQ rules relating to the composition of our committees. Our Audit Committee, Compensation Committee and Nominating, Ethics and Governance Committee are comprised entirely of independent directors as defined by the SEC and NASDAQ rules applicable to such committees.

Board Meetings and Annual Meeting Attendance by Board Members

We expect each of our Board members to attend each meeting of the Board and of the committees on which he or she serves. We expect our directors to attend our annual meeting of stockholders. During 2014, the Board met 10 times and took 2 actions by unanimous written consent. In 2014, no member of the Board attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the number of meetings held by all committees of the Board (during the periods that he or she served on such committees). All of our directors attended our 2014 Annual Meeting of Stockholders.

Board Policy on Conflicts of Interest and Related Person Transactions

Our corporate governance guidelines establish directors’ duties to adhere to our Code of Conduct, including our policies on conflicts of interest, and to avoid any activity, investment, interest, or association that creates or appears to create a conflict of interest between their personal interests and the best interests of the Company as a whole. We have a compliance committee (the “Compliance Committee”), of which the permanent members are our Compliance Officer, who chairs the Compliance Committee, our head of Human Resources, our Corporate Controller, and the head of our Internal Audit function. The Compliance Committee administers the program for ensuring compliance with our Code of Conduct. We require directors to report any potential conflicts of interest promptly to the Compliance Officer, Compliance Committee or the Legal Department. We do not, without approval of the Audit Committee, permit a director or executive officer, or his or her immediate family member (i.e., spouse, parent, step-parent, child, step-child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or anyone (other than a tenant or employee) who shares that person’s home) or any other person meeting the definition of “related person” under Item 404 of Regulation S-K promulgated under the Exchange Act (each, a “related person”), to enter into a transaction in which we are a participant if: (i) the amount involved exceeds $120,000; and (ii) the related person has or will have a direct or indirect material interest. We annually solicit information from directors and executive officers to monitor potential conflicts of interest and comply with SEC requirements regarding approval or disclosure of “related person transactions.”

Investor Rights Agreement

In connection with our restructuring, on June 22, 2012, we entered into an investor rights agreement (the “Investor Rights Agreement”) with our new stockholders. The Investor Rights Agreement contains, among others, provisions granting our stockholders party thereto from time to time certain registration rights as described in further detail below and provisions related to confidentiality, holdback agreements and our public reporting obligations.

The Investor Rights Agreement provides our stockholders party thereto from time to time with certain registration rights.

Under the Investor Rights Agreement, we are required to use commercially reasonable efforts to file and cause to become effective, a shelf registration statement (on Form S-3 if permitted) for the benefit of all stockholders party to the Investor Rights Agreement, and any individual holder or holders of 15% or more of our outstanding common stock can demand an unlimited number of “shelf takedowns,” so long as the total offering size is reasonably expected to exceed $100 million.

Each holder or group of holders who owns at least 15% of our outstanding common stock has: (i) one Form S-1 demand registration right per annum, which may be conducted in an underwritten offering, as long as the total offering size is reasonably expected to exceed $100 million; and (ii) unlimited Form S-3 demand registration rights, which may be conducted in underwritten offerings, as long as the total offering size is reasonably expected to exceed $100 million, each subject to customary cutback provisions.

Each stockholder party to the Investor Rights Agreement has unlimited piggyback registration rights with respect to underwritten offerings, subject to certain exceptions and limitations.

The foregoing registration rights are subject to certain cutback provisions and customary suspension/blackout provisions. We have agreed to pay all registration expenses under the Investor Rights Agreement, except that the selling stockholders may be responsible for their pro rata shares of underwriters’ fees, commissions and discounts (subject to the exception described below), stock transfer and certain legal expenses. We are required to pay certain expenses of the selling stockholders, including one firm of legal counsel for the selling stockholders, for any shelf takedown under the shelf registration statement. Under the Investor Rights Agreement, we have agreed to pay all underwriting discounts and commissions applicable to the sale of the common stock in connection with the first underwritten demand registration or shelf takedown by stockholders under the shelf registration statement.

In connection with the registrations described above, we have agreed to indemnify the stockholders against certain liabilities. The Investor Rights Agreement also contains certain holdback agreements that apply to each stockholder party to the Investor Rights Agreement. Generally, without our prior consent and subject to limited exceptions, the stockholders party to the Investor Rights Agreement have agreed that, if participating in a future shelf takedown or other underwritten public offering, they shall not publicly sell or distribute our equity securities during: (i) the seven-day period prior to the pricing of such offering; and (ii) for the 90-day period beginning on such pricing date.

We filed a shelf registration statement on Form S-1 on March 28, 2014 to register sales of our common stock by certain of our stockholders with registration rights under the Investor Rights Agreement, and such shelf registration statement was declared effective by the SEC on May 12, 2014. Shares of common stock were registered under such registration statement according to the elections provided to the Company by stockholders in accordance with the terms of the Investor Rights Agreement.

Indebtedness

Affiliates of certain of our stockholders, including the stockholders holding 5% or more of our common stock, also currently own a portion of our indebtedness, including indebtedness outstanding under our term loan facility.

Indemnification Arrangements

We have entered into agreements with our executive officers and directors to provide contractual indemnification in addition to the indemnification provided for in our charter documents. We believe that these provisions and agreements are necessary to attract qualified executive officers and directors. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Other

A company controlled by Jason Lee Rhodes, an immediate family member of Linda K. Zecher, the Company’s CEO, performed web-site design services for the Company in 2014. For the year ended December 31, 2014, the Company was billed approximately $400,000 for such services.

Tracey L. Cannon, an immediate family member of Timothy L. Cannon, one of our executive officers, became a full-time employee of the Company effective as of March 2, 2015. Ms. Cannon’s annual salary is $120,000 and she is eligible to participate in our employee benefit programs. For approximately three months prior to Ms. Cannon’s full-time employment, she was employed by the Company on a temporary contract basis, and was paid an hourly rate that was commensurate with her full-time annual salary.

Board Leadership Structure

We currently separate the roles of the Chairman of the Board and the CEO. Our President and CEO, Linda K. Zecher, is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Lawrence Fish, provides guidance to our CEO and presides over meetings of the Board. The Board believes that the separation of the two roles appropriately balances the need for our CEO to run our day-to-day operations, with significant involvement and authority vested in an outside independent director.

Board Role in Risk Oversight

The Board is responsible for reviewing and approving the Company’s risk management strategy and framework consistent with its duty to direct the management of the business and affairs of the Company. The Audit Committee, under powers delegated to it by the Board, is responsible for discussing with the Company’s management the major financial, operational, legal, compliance and other significant risks, as well as the Company’s risk assessment and risk management policies and practices in place. The Audit Committee works directly with members of senior management and the Company’s internal audit team to review and assess our risk management initiatives, including the Company’s compliance programs, and reports, as appropriate, to the Board. In addition, the Audit Committee meets as appropriate: (i) as a committee to discuss the Company’s risk management policies and exposures; and (ii) with the Company’s independent auditors to review our internal control environment and potential significant risk exposures.

The Compensation Committee oversees the management of risks relating to our executive compensation programs and employee benefit plans. In fulfillment of its duties, the Compensation Committee has direct responsibility for reviewing and approving the compensation of our executive officers and other compensation matters. The Compensation Committee meets regularly with senior management to understand the financial, human resources and stockholder implications of compensation decisions and reports these matters to the Board.

The Nominating, Ethics and Governance Committee oversees the management of risks related to the Company’s corporate governance structure and director selection process.

The Board engages in the oversight of risk management in various ways. The Board sets goals and standards for the Company’s employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for stockholders and to oversee the management of the Company. During the course of each year, the Board reviews the structure and operation of various departments and functions of the Company. In these reviews, the Board discusses with management, material risks affecting those departments and functions and management’s approach to mitigating those risks. The Board reviews and approves management’s operating plans and any risks that could affect the results of those operating plans. In its review and approval of annual reports on Form 10-K, the Board reviews the Company’s business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the reports. The Audit Committee reviews these risks quarterly in connection with the preparation of quarterly reports on Form 10-Q. When the Board reviews particular transactions and initiatives that require Board approval, or that otherwise merit Board involvement, the Board generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of the Company’s management. As the market environment, industry practices, regulatory requirements and the Company’s business evolve, it is expected that senior management and the Board will respond with appropriate risk mitigation strategies and oversight.

Committees of the Board

Our Board has an Audit Committee, a Compensation Committee and a Nominating, Ethics and Governance Committee. The Board committees are chaired by independent directors, each of whom reports to the Board at Board meetings on the activities and decisions made by their respective committees. The Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at Board meetings. The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. We describe the current functions and members of each committee below. More detailed descriptions of the functions, duties and responsibilities of the Audit Committee, the Compensation Committee and the Nominating, Ethics and Governance Committee are included in each committee’s respective charter, which are each available in the link entitled “Corporate Governance” located within the “Investor Relations” section of our website at www.hmhco.com.

The table below provides current committee memberships and Fiscal 2014 committee meeting information:

Director	Audit(1)	Compensation(2)	Nominating, Ethics and Governance(3)
Sheru Chowdhry		Member	Member
L. Gordon Crovitz		Member	Member
Lawrence K. Fish	Member	Member	Member
Jill A. Greenthal	Member		Chair
John F. Killian	Chair(4)	Member
John R. McKernan, Jr.		Chair
Jonathan F. Miller		Member	Member
E. Rogers Novak, Jr.	Member		Member
Linda K. Zecher
Total Committee Meetings	8	8	4
Actions by Written Consent	—	—	—

(1)	The Board has determined that all Audit Committee members: (i) are financially literate; and (ii) meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act and the NASDAQ rules.
(2)	All members of the Compensation Committee meet the standards for independence required by NASDAQ.
(3)	All members of the Nominating, Ethics and Governance Committee meet the standards for independence required by NASDAQ.
(4)	Director is an “audit committee financial expert” as defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

Audit Committee

Our Audit Committee Charter, effective in November 2013, sets forth the duties of the Audit Committee. The Audit Committee oversees and meets with management, the internal auditors and the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. Our Audit Committee recommends to the Board the appointment of our independent auditors, reviews and approves the scope of the annual audits of our financial statements, reviews our internal controls over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the internal and independent auditors and periodically reviews major accounting policies. Mr. Killian is the chair of the Audit Committee and is an “audit committee financial expert” under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

Our Compensation Committee Charter, effective in November 2013, sets forth the duties of the Compensation Committee. The Compensation Committee approves the compensation of our executive officers, executive bonus allocations and other compensation matters, including equity awards. Our Compensation Committee reviews our compensation philosophy and strategy and considers the material risks that face us in evaluating compensation, administers incentive compensation and equity incentive plans, reviews the CEO’s performance and compensation and reviews other special compensation matters, such as executive employment agreements and severance arrangements. Mr. McKernan is the chair of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee have ever served as an officer or employee of the Company. During 2014, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the Board or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

The Compensation Committee retained an independent consultant to assist it in fulfilling its responsibilities. Since January 2011, the Compensation Committee has utilized Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its compensation consultant. F.W. Cook advises the Compensation Committee on a variety of topics, including, among others, our equity compensation program, the evaluation of the alignment of our compensation program with our stockholders’ interests, the risks presented by our executive compensation program structure, the assessment of the program compared to our peers and director and executive compensation trends. In retaining and utilizing F.W. Cook, the Compensation Committee considered, among other factors, the independence of F.W. Cook according to the factors that it is required to consider under Rule 10C-1 of the Exchange Act and Rule 5605 of the NASDAQ rules. F.W. Cook does not have any other relationship with or provide any other services to us, and the Compensation Committee has determined that it is independent and has no conflicts of interest with us.

Nominating, Ethics and Governance Committee

Our Nominating, Ethics and Governance Committee Charter, amended as of November 18, 2014, sets forth the duties of the Nominating, Ethics and Governance Committee. The Nominating, Ethics and Governance Committee identifies individuals qualified to become members of the Board, develops and recommends corporate governance guidelines and oversees the evaluation of the Board and management. Ms. Greenthal is the chair of the Nominating, Ethics and Governance Committee.

With respect to director nominee procedures, the Nominating, Ethics and Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers, stockholders or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating, Ethics and Governance Committee considers the qualifications set forth in our corporate governance guidelines, including the highest personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of the business or financial affairs of the Company, strategic planning, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. The Nominating, Ethics and Governance Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Nominating, Ethics and Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (2) comply with the duties and responsibilities set forth in our corporate governance guidelines and in the By-Laws of the Company; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in our jurisdiction of incorporation; and (4) adhere to our Code of Conduct, including, but not limited to, the policies on conflicts of interest expressed therein. The Company encourages director and executive officer stock ownership but does not currently have formal guidelines in place regarding the stock ownership of its directors. The Nominating, Ethics and Governance Committee periodically monitors director stock ownership levels to determine whether formal guidelines are warranted.

The Nominating, Ethics and Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in the By-Laws. To have a nominee considered by the Nominating, Ethics and Governance Committee for election at the 2016 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than February 19, 2016 and no sooner than January 20, 2016. Any such recommendation must include the information required under our By-Laws. Once we receive the recommendation, we will deliver to the stockholder nominee a questionnaire that requests additional information about his or her independence, qualifications and other matters that would assist the Nominating, Ethics and Governance Committee in evaluating the stockholder nominee, as well as certain information that must be disclosed about him or her in our proxy statement or other regulatory filings, if nominated. Stockholder nominees must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Nominating, Ethics and Governance Committee.

Other than Mr. Chowdhry, the Nominating, Ethics and Governance Committee received no recommendation for a director nominee from any stockholder for the director election to be held at the Annual Meeting.

Director Nomination Agreement

We are party to the Director Nomination Agreement with investment funds and managed accounts affiliated with Paulson. Under the Director Nomination Agreement, Paulson has the right to nominate a director to our Board (the “Holder Director”). Paulson’s right to nominate the Holder Director to our Board will continue so long as Paulson holds at least 15% of our issued and outstanding common stock. The current Holder Director and current nominee for Holder Director at the Annual Meeting is Mr. Chowdhry.

Under the Director Nomination Agreement, we have agreed to take all actions reasonably necessary to ensure that Paulson’s nominee is included in the Board’s slate of nominees for each election of directors, the nominee is included in our proxy statement for each stockholder meeting to elect directors and each replacement nominee is elected by our Board to fill a vacancy created by the Holder Director or as a replacement. If requested by Paulson, we have also agreed to cause the Holder Director to be designated as a member of each committee of our Board unless the designation would violate legal restrictions or the rules and regulations of the national securities exchange on which our common stock is listed. If the Holder Director is not Mr. Chowdhry, the nominee must be selected in consultation with our Nominating, Ethics and Governance Committee. Under the Director Nomination Agreement, if Paulson transfers at least 15% of our issued and outstanding common stock to a transferee, the nominating rights with respect to the Holder Director (and any successor in the event of a vacancy) may be assigned to that transferee, subject to our consent (which may not be unreasonably withheld) but may not be assigned to any subsequent transferees.

Executive Sessions

The Board generally meets in executive sessions, consisting only of independent directors (unless certain members of management or non-independent directors are specifically requested to be present), as part of every regularly scheduled Board meeting (but generally no less frequently than twice annually, to be consistent with NASDAQ recommendations and our Corporate Governance Guidelines).

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters, located at 222 Berkeley Street, Boston, Massachusetts 02116. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate member or group of members of the Board, who then determines how such communication should be addressed.

DIRECTOR COMPENSATION

The Nominating, Ethics and Governance Committee of our Board is responsible for reviewing and recommending non-employee director compensation to the full Board for its approval. We pay our non-employee directors a mix of cash and equity-based compensation. We do not provide any perquisites or retirement benefits to our non-employee directors. We do not provide any additional compensation to our employee directors for serving as Board members.

The compensation paid to our non-employee directors consists of an annual retainer for Board service, of which a portion is paid in cash and a portion in equity, plus an annual cash retainer for service as a member or chair of certain committees. Our non-employee directors (other than the Chairman of the Board) receive annual compensation of $165,000, of which $80,000 is payable in cash and $85,000 is payable in the form of restricted stock units (“RSUs”) described below. Our Chairman receives annual compensation of $250,000, of which $120,000 is payable in cash and $130,000 is payable in RSUs. The Company also reimburses all of its directors for expenses they incur in connection with attending Board and committee meetings.

Each member of the Audit Committee (other than the Chairperson) receives an annual retainer of $10,000, and the Chairperson of the Audit Committee receives an annual retainer of $25,000. Each member of the Compensation Committee (other than the Chairperson) receives an annual retainer of $10,000, and the Chairperson of the Compensation Committee receives an annual retainer of $25,000. Each member of the Nominating, Ethics and Governance Committee (other than the Chairperson) receives an annual retainer of $5,000, and the Chairperson of the Nominating, Ethics and Governance Committee receives an annual retainer of $12,500. Cash compensation is payable quarterly. The schedule of retainers paid to our non-employee directors in effect as of December 31, 2014 is as follows:

Position	Annual Retainer for Membership ($)	Additional Retainer for Chair Role ($)
Board	165,000	85,000
Audit Committee	10,000	15,000
Compensation Committee	10,000	15,000
Nominating, Ethics and Governance Committee	5,000	7,500

The Board determined that all director grants would occur on May 31 of each year. The grants of RSUs in Fiscal 2014 were valued based on a per-share value of $18.22, which was the fair value of the common stock at the time of grant. The RSUs generally vest on the first anniversary of the date of grant, subject to continued service as a member of the Board.

Director Compensation Table—Fiscal 2014

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Other(3) ($)	Total ($)
Lawrence K. Fish	145,000	130,000	45,023	320,023
John F. Killian	115,000	84,996	—	199,996
Jill A. Greenthal	102,500	84,996	—	187,496
L. Gordan Crovitz	95,000	84,996	—	179,996
John R. McKernan, Jr.	105,000	84,996	—	189,996
E. Rogers Novak, Jr.	95,000	84,996	—	179,996
Jonathan F. Miller	95,000	84,996	—	179,996
Sheru Chowdhry(4)	—	—	—	—

(1)	Represents the aggregate cash retainers for board and committee service.
(2)	Represents the aggregate grant date fair value of RSUs granted during Fiscal 2014 in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718,

“Stock Compensation” (disregarding any forfeiture assumptions). For the assumptions made in determining these values, see Note 11 to the Consolidated Financial Statements included in the Company’s 2014 Annual Report. These awards were granted on May 31, 2014 and will vest on May 30, 2015. As of December 31, 2014, Mr. Fish held 7,135 RSUs, each of Messrs. Killian, Crovitz, McKernan, Novak and Miller and Ms. Greenthal held 4,655 RSUs. No other non-employee directors held any stock awards.
(3)	Represents portion of salary and benefits paid to Mr. Fish’s executive assistant not attributed to services rendered to the Company.
(4)	Mr. Chowdhry did not receive any director compensation.

EXECUTIVE OFFICERS

The current executive officers for the Company are set forth below:

Name	Age	Position
Linda K. Zecher	61	President, CEO and Director
Eric L. Shuman	60	Executive Vice President and Chief Financial Officer
William F. Bayers	60	Executive Vice President, Secretary and General Counsel
Timothy L. Cannon	60	Executive Vice President, HMH International and Global Strategic Alliances
Mary J. Cullinane	47	Chief Content Officer and Executive Vice President, Corporate Affairs
Lee R. Ramsayer	50	Executive Vice President, U.S. Sales
John K. Dragoon	55	Executive Vice President and Chief Marketing Officer
Gary L. Gentel	62	President, HMH Trade and Consumer Publishing Group
Brook M. Colangelo	37	Executive Vice President and Chief Technology Officer
Bridgett P. Paradise	51	Senior Vice President, Human Resources and Chief People Officer

Set forth below is certain additional information concerning the Company’s executive officers, including their respective positions with the Company and prior business experience (other than Ms. Zecher, for whom such information is provided above under the caption “Proposal 1: Election of Directors”).

Non-Director Executive Officers

Eric L. Shuman

Executive Vice President and Chief Financial Officer

Eric L. Shuman joined the Company in October 2009 as Chief Operating Officer and was appointed Chief Financial Officer (“CFO”) in late 2011 following the appointment of President and CEO Linda K. Zecher. In this role, Mr. Shuman oversees finance and operations across the organization. Prior to joining the Company, Mr. Shuman served as Chief Executive Officer of Thomson Lifelong Learning Group, a division of The Thomson Corporation, which specializes in training, skills assessment, and higher education publishing. Previously, Mr. Shuman was Senior Vice President and Chief Financial Officer for Thomson Learning, and Chief Financial Officer for Thomson Newspapers. In those capacities, he led several business integrations, restructurings and significant mergers and acquisitions, spanning fifteen years with Thomson.

William F. Bayers

Executive Vice President, Secretary and General Counsel

William F. Bayers joined the Company in May 2007 as Senior Vice President, Secretary and General Counsel and was made Executive Vice President, Secretary and General Counsel in March 2008. Previously, he served as Vice President and General Counsel of Harcourt Education Group. Mr. Bayers oversees all legal, regulatory and corporate matters for the Company.

Timothy L. Cannon

Executive Vice President, HMH International Operations and Global Strategic Alliances

Before joining the Company in November 2011, Timothy L. Cannon was Senior Director of Business Strategy for Microsoft’s Worldwide Public Sector organization from September 2008 to November 2011, where he oversaw the development and execution of business strategies to better serve Government, Education and Health customers and partners worldwide. Prior to that role, Mr. Cannon was Senior Director of Business Strategy for Microsoft’s U.S Public Sector from October 2006 to September 2008. He has also held leadership roles at companies like Digital Equipment Corporation and Oracle. Mr. Cannon is the Chairman of the Advisory Board of the Center for Entrepreneurship and Innovation at the University of Florida.

Mary J. Cullinane

Chief Content Officer and Executive Vice President, Corporate Affairs

Mary J. Cullinane joined the Company in February 2012. As Chief Content Officer and Executive Vice President of Corporate Affairs, Ms. Cullinane oversees the strategy and development of next generation content and applications as well as all HMH communications and philanthropic activities. Previously, Ms. Cullinane served an 11-year career at Microsoft, most recently serving as their Worldwide Senior Director, Innovation and Education Policy. At Microsoft, she focused on driving innovative programs and initiatives including National Program Manager of the Anytime Anywhere Learning, architect of the Philadelphia School of the Future, and National Manager of Microsoft’s K–12 marketing, programs and strategic investments. Prior to that, Ms. Cullinane was an educator for 10 years at a regional high school in the state of New Jersey.

Lee R. Ramsayer

Executive Vice President, U.S. Sales

Before joining the Company in February 2012, Lee R. Ramsayer served as Senior Vice President of Sales for Monster Worldwide, Inc.’s Government Solutions sector. Prior to his role at Monster, Mr. Ramsayer served as Manager, Government Sales and Consulting Services for Microsoft from January 2004 to February 2005. Mr. Ramsayer currently serves on the board of Innovate Education, a national organization focused on STEM education.

John K. Dragoon

Executive Vice President and Chief Marketing Officer

John K. Dragoon joined the Company in April 2012. Previously, he served as Chief Marketing Officer and Channel Chief of Novell from October 2003 to April 2011, where he led the company’s Marketing and Partner programs for over seven years. Prior to joining Novell, Mr. Dragoon served as Senior Vice President, Marketing and Product Management at Art Technology Group (“ATG”) from 2002 to 2003. Before ATG, Mr. Dragoon served as Vice President, Operations at Internet Capital Group from 2000 to 2002. Mr. Dragoon also spent more than 16 years at IBM, where he held a number of marketing and sales positions.

Gary L. Gentel

President, HMH Trade and Consumer Publishing Group

Gary L. Gentel joined the Company in October 2003 as Corporate Vice President and Director of Trade Sales and was promoted to Interim President of the combined Trade Group in July 2007. He was given the permanent position in December of that year. Previously, he served as President of Candlewick Press—a children’s publisher based in Cambridge, SVP of Trade Sales at Scholastic Books, and SVP and Publisher of The Grosset and Dunlap Group at GP Putnam’s Sons—now a division of Penguin Books. Mr. Gentel started his publishing career as a Sales Representative at Random House in 1980, rising to VP of Children’s Sales by 1990.

Brook M. Colangelo

Executive Vice President and Chief Technology Officer

Brook M. Colangelo became Executive Vice President and Chief Technology Officer in May 2014. He joined the Company as Senior Vice President and Chief Information Officer in January 2013 from the White House, where he held the role of Chief Information Officer since 2009. Mr. Colangelo joined the White House team in 2008 to spearhead the Obama-Biden transition project. Prior to that, he held several senior IT leadership roles, including within the Democratic National Convention Committee, The American Red Cross’ Hurricane Recovery Program and QRS Newmedia.

Bridgett P. Paradise

Senior Vice President, Human Resources and Chief People Officer

Bridgett P. Paradise joined the Company in July 2014 as Senior Vice President, Human Resources and Chief People Officer, with responsibility for human resources strategy and policy, including talent management and acquisition, organizational design and employee benefits, across the Company’s network of offices worldwide. Previously, she served as General Manager, Human Resources for the World Services division of Microsoft. Ms. Paradise’s 20-year tenure at Microsoft also included several senior roles at both a national and international level.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes the Company’s executive compensation programs and compensation decisions in Fiscal 2014 for our named executive officers, who for Fiscal 2014 includes:

Name	Title
Linda K. Zecher	President and CEO
Eric L. Shuman	Executive Vice President, CFO
Lee R. Ramsayer	Executive Vice President, U.S. Sales
Brook M. Colangelo	Executive Vice President, Chief Technology Officer
Bridgett P. Paradise	Senior Vice President, Human Resources and Chief People Officer

Advisory Vote on Fiscal Year 2013 Executive Compensation

The Compensation Committee evaluates the degree to which our compensation programs link pay to performance on an ongoing basis, and takes steps to help ensure that the program encourages our executive officers to remain focused on both the short- and long-term operational and financial goals of the Company to support long-term stockholder value. At our 2014 Annual Meeting of Stockholders, our stockholders approved the compensation of our Fiscal Year 2013 named executive officers with 99% of the shares represented in person or by proxy and entitled to vote voting in favor. Given this strong support, the Compensation Committee determined to keep a similar overall compensation structure, but in connection with its review of our compensation programs decided to implement certain changes (some in Fiscal 2014 and some to be implemented in Fiscal 2015 as described below) to further support our human resource strategies, compensation philosophy and operational and financial goals.

Executive Summary

Performance Highlights for Fiscal 2014

Our Fiscal 2014 net sales of $1,372 million were down $7 million from $1,379 million in Fiscal 2013 (-0.5%). Additionally, our Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for Fiscal 2014 were $265 million, down from $325 million in Fiscal 2013 (-18.5%). Impacting our results was the large amount of revenue that was deferred due to the increase in digital and subscription components within the programs sold along with the length of such programs. Billings, which reflects our net sales adjusted for the impact of deferred revenue, increased 16% from $1,380 million in 2013 to $1,602 million in 2014. Adjusted Cash EBITDA, which accounts for the change in deferred revenue, increased $168 million, or 51%, to $495 million in 2014 compared to $327 million in 2013. Our Education segment net sales for Fiscal 2014 increased $1 million to $1,209 million from $1,208 million in Fiscal 2013 and our Trade Publishing segment decreased sales by $8 million from $171 million in Fiscal 2013 to $163 million in Fiscal 2014.

In addition to year over year improvements in Billings and Adjusted Cash EBITDA, notable operating achievements during Fiscal 2014 were as follows:

•	Increased our addressable domestic education market share from 38% in Fiscal 2013 to 44%;

•	Increased our free cash flow by $337 million from Fiscal 2013;

•	Acquired three companies to support strategic growth; and

•	Repriced our debt, reducing our interest rate by 100 basis points.

Adjusted EBITDA, Billings, Adjusted Cash EBITDA and free cash flow are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of these financial measures to the most directly comparable GAAP financial measures and insight into how these Non-GAAP measures are considered by management, please see Annex A.

We urge stockholders to read our 2014 Annual Report, which describes our businesses and Fiscal 2014 financial results in greater detail.

Key Decisions in Fiscal 2014

Highlights of the Compensation Committee’s key executive compensation decisions for Fiscal 2014 include the following:

•	In recognition of the delivery of Billings and Adjusted Cash EBITDA results that were above the targets established by the Compensation Committee for the 2014 Bonus Plan, performance that fell below threshold for consumer and international division revenue targets and taking into account certain individual performance accomplishments, the Compensation Committee approved annual incentive bonuses for Fiscal 2014 to our named executive officers in amounts between 91% and 101% of their respective target amounts.

•	In light of prior stock option grants that had been made to executive officers, including certain of the named executive officers, the Compensation Committee did not make annual long-term incentive equity awards in Fiscal 2014. Although, in Fiscal 2014 the Compensation Committee approved (i) grants of RSUs to certain of our named executive officers (other than our CEO) to recognize their performance and contributions to the Company and anticipated future contributions to our success and (ii) grants of stock options to certain of our named executive officers (other than our CEO) in light of internal pay equity considerations.

Looking Forward to Fiscal 2015

During the course of Fiscal 2014 and continuing into Fiscal 2015, the Compensation Committee, with the assistance of F.W. Cook, its independent executive compensation consultant, performed an in-depth review of the design of the Company’s long-term incentives and equity-based compensation philosophy. As a result of this review, in February 2015 our Compensation Committee recommended to our Board, and our Board approved:

•	The adoption of an annual long-term equity incentive program in accordance with which new equity incentive awards for our executive officers will be granted, which for Fiscal 2015 would include a significant performance-based component and be in the form of restricted stock (or RSUs), with:

•	60% of the equity incentive award subject to performance-based vesting, which will vest (if at all) based on the achievement of three-year cumulative performance criteria (one-half based on Billings achievement compared to target and one-half based on Adjusted Cash EBITDA achievement compared to target) and subject to continued employment; and

•	40% of the equity incentive award subject to time-based vesting, which will vest ratably over three years subject to continued employment.

•	Subject to stockholder approval, the adoption of a new 2015 Omnibus Incentive Plan and an Employee Stock Purchase Plan.

•	If the 2015 Omnibus Incentive Plan is approved by our stockholders, future grants of long-term incentive awards would be made under the 2015 Omnibus Incentive Plan (continuing alignment of the interests of our stockholders and our executives) and no further awards would be made under our 2012 Management Incentive Plan (“2012 MIP”). See Proposal 4.

•	If the Employee Stock Purchase Plan is approved by our stockholders, we would be able to offer our employees the ability to acquire shares of our common stock at a discount, thereby increasing alignment of the interests of our stockholders and our larger employee population, including our named executive officers. See Proposal 3.

Summary of Sound Governance Features of Our Compensation Programs

Our compensation programs, practices and policies are reviewed and reevaluated on an ongoing basis, and are subject to change from time to time. Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s more significant practices and policies, which were adopted to drive performance and to align our executives’ interests with those of our stockholders.

What We Do

•	Use Mix of Short- and Long-term Incentive Compensation, with an Emphasis on Long-Term Incentive Compensation: Our long-term incentive compensation, which has historically included grants of options and RSUs and, beginning in Fiscal 2015, includes time-based restricted stock and performance-based restricted stock, vest over an extended period of time, so they serve to focus management on the creation and maintenance of long-term stockholder value. Long-term equity incentives help align management performance with the long-term interests of our stockholders.

•	Use Mix of Fixed and Variable Compensation, with Emphasis on Variable Compensation: Our variable compensation, which includes our annual cash bonus and long-term equity incentives, reflects, as applicable, contribution to and performance of both our short-term and long-term operational and financial performance as well as the performance of our stock price.

•	Independent Executive Compensation Consultant: Our Compensation Committee works with F.W. Cook, an independent executive compensation consulting firm that provides no services to management.

•	Mitigation of Undue Risk: Our compensation plans have provisions to mitigate undue risk, including multiple metrics, reasonable payout curves and incentive plan payout caps.

•	Clawback: Our 2012 MIP permits and, if approved by our stockholders, our 2015 Omnibus Incentive Plan would permit, the Company to recover payouts in the event that recoupment is required by applicable law (including pursuant to the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and/or the rules and regulations of NASDAQ).

•	Stock Ownership Policy: Our Board adopted a stock ownership policy for senior management and non-employee directors, effective beginning in Fiscal 2015, requiring within a specified period of time each covered person to hold a minimum ownership interest in the Company equal to a multiple of annual base salary (or annual cash retainer, in the case of non-employee directors), of 5x (for the CEO), 4x (for the CFO) and 3x (for each other covered person).

What We Don’t Do

•	No Excise Tax Gross-Ups: We do not provide “gross-ups” for any taxes imposed with respect to Section 280G (change of control) or Section 409A (nonqualified deferred compensation) of the Internal Revenue Code.

•	No Pensions or Supplemental Pensions: Our named executive officers are not provided with pension or supplemental executive retirement plans.

•	No Single Trigger Equity Acceleration: We generally do not provide “single-trigger” equity vesting upon a change of control of the Company except for stock options previously granted under the 2012 MIP and under the terms of certain individual arrangements.

•	No Repricing of Underwater Stock Options without Stockholder Approval: If approved by our stockholders, our 2015 Omnibus Incentive Plan would prohibit lowering the exercise price of any outstanding stock options without stockholder approval.

•	No Discounted Stock Options: Our 2012 MIP requires and, if approved by our stockholders, our 2015 Omnibus Incentive Plan would require the exercise price of our stock options to be no less than 100% of the fair market value of our common stock on the date of grant.

•	No Unauthorized Hedging or Pledging: Our Board adopted a securities trading policy prohibiting, among other things, our directors and executive officers from (i) hedging the economic risk associated with the ownership of our common stock and (ii) pledging our common stock, after the date the policy was adopted, unless pre-approved by the Company’s legal department.

Compensation Program Philosophy and Objectives

The goal of the Company’s compensation program for its named executive officers is the same as for the entire Company, which is to foster compensation policies and practices that attract, engage and motivate high caliber talent by offering a competitive pay and benefits program. The Company is committed to a total compensation philosophy and structure that provides flexibility in responding to market factors; recognizes and rewards superior performance; aligns our management’s interests with those of our long-term stockholders; attracts highly skilled, experienced and capable employees; and is fair and fiscally responsible. The Compensation Committee does not adhere to rigid formulas when determining the amount and mix of compensation elements. Compensation elements for each executive are reviewed in a manner that optimizes the executive’s contribution to the Company and reflects an evaluation of the compensation paid by the Company’s competitors. The Compensation Committee reviews both current pay and the opportunity for future compensation to achieve an appropriate mix between equity incentive awards and cash payments in order to meet its objectives. The mix of compensation elements is designed to reward recent results and motivate short- and long-term performance through a combination of cash and equity incentive awards.

Our executive compensation program consists of the following elements:

Compensation Elements	Objectives
Base Salary	• Attract and retain talented and skilled employees by providing a competitive, fixed level of cash compensation

Annual Cash Bonus	• Motivate and reward employees to achieve or exceed our current-year financial goals by providing variable, performance-based cash compensation earned based on achieving pre-established annual goals

Equity/Long-Term Incentives

•    Align an employee’s interest with that of our stockholders and encourage executive decision-making that maximizes value creation over the long-term by using grants of stock options (provide value only to the extent that the stock price increases over the grant price) and restricted stock and RSUs (both of which aid in retention of key employees in a highly competitive market for talent) and performance-based awards that provide value only to the extent that short- to long-term performance objectives are met

Employee Benefits	• Enhance our competitiveness in the markets in which we compete for executive talent

Compensation Elements	Objectives

Employment and Severance Arrangements

•    Enable us to attract and retain talented executives

•    Protect our interests through appropriate restrictive post-employment covenants, including non-competition and non-solicitation

•    Enable management to analyze objectively any potential change in control transaction and provide for continuity of management through any potential change in control situation

The Process of Setting Executive Compensation

Our Compensation Committee meets throughout the year to, among other things, evaluate the performance of our named executive officers, determine their bonuses for the prior fiscal year, establish the individual and corporate and/or business unit performance objectives for each executive for the current fiscal year and consider and approve any grants of equity incentive compensation. Our Compensation Committee also considers the appropriateness of the financial measures used in our incentive plans and the degree of difficulty in achieving specific performance targets. Our Compensation Committee engages in an active dialogue with our CEO (and other executives as applicable) concerning strategic objectives and performance targets. All Compensation Committee decisions are recommended to the Board, and the Board ultimately makes the final determination.

In making compensation decisions, the Compensation Committee considers, among other things, the following:

•	Company Performance: The Compensation Committee reviews the Company’s operational and financial performance and the achievement of its pre-established goals for the fiscal year or other relevant performance period.

•	Executive Performance: The Compensation Committee evaluates an executive’s performance for the year, including leadership, responsibilities and contribution to the Company’s performance. The relative importance of any factor varies among the Company’s named executive officers depending on, among other things, their positions and the operations or functions for which they are responsible.

•	Recommendations of the CEO: The Compensation Committee considers the recommendations of our CEO, who assesses the performance of the other named executive officers, with respect to proposed adjustments to their base salary and other elements of compensation.

•	Internal Pay Equity: The CEO, in making her recommendations, and the Compensation Committee, in approving changes in compensation, consider internal pay equity issues in light of the relative roles and responsibilities of the named executive officers.

•	Market Data: With the assistance of its independent compensation consultant, the Compensation Committee considers market data as a point of reference in determining compensation increases for the named executive officers and in reviewing compensation plan designs. While the Compensation Committee generally views a range around market median as representative of competitive market practice (with a focus on total direct compensation opportunity), it does not adhere to rigid formulas when determining the amount and mix of compensation elements.

Management’s Role in the Compensation-Setting Process

Our CEO, Ms. Zecher, plays a significant role in the compensation-setting process. Ms. Zecher evaluates the performance of the other named executive officers, recommends performance targets and objectives for the other named executive officers, reviews competitive market compensation data prepared by the Committee’s independent consultant and recommends salary and bonus levels and equity awards for other executive officers.

All recommendations of Ms. Zecher are subject to Compensation Committee and Board review and approval. Ms. Zecher’s compensation, performance targets and objectives are established and reviewed by the Compensation Committee following a review of analysis and independent recommendations of its independent consultant and upon approval are recommended to the Board. The Board sets Ms. Zecher’s compensation based upon a recommendation from the Compensation Committee.

Independent Compensation Consultant’s Role in the Compensation-Setting Process

In Fiscal 2014, the Compensation Committee continued to engage F.W. Cook as its independent executive compensation consultant. F.W. Cook provides advice to the Compensation Committee on matters related to the fulfillment of the Committee’s responsibilities under its charter and on a wide range of executive compensation and related governance matters. As advisor to the Compensation Committee, F.W. Cook is responsible for reviewing management’s materials and proposals on behalf of the Committee, reviewing the Company’s executive compensation peer group, providing market data on executive compensation plan design and levels, informing the Compensation Committee of developing trends and regulatory considerations affecting executive compensation and benefit programs and providing general advice to the Compensation Committee with respect to compensation decisions pertaining to the CEO and other executive officers. In accordance with applicable SEC and NASDAQ requirements, the Committee reviewed F.W. Cook’s independence and concluded that the work of the compensation consultant did not raise any conflicts of interest.

Peer Group

The Compensation Committee utilizes a peer group to periodically evaluate the competitiveness of executive officer compensation opportunities and to benchmark the Company’s executive compensation levels, program design and governance features. The Compensation Committee aims to identify companies that are of comparable size (based on revenue and market capitalization) and are in the same or a similar industry focusing on publishing and educational content with greater emphasis towards the digital environment. In Fiscal 2014, the Compensation Committee approved a peer group consisting of the following 15 companies:

Blackbaud Inc.	The E.W. Scripps Company	K12 Inc.	Nuance Communications Inc.
Bright Horizons Family Solutions Inc.	Gannett Co., Inc.	LeapFrog Enterprises, Inc.	PTC Inc.
Electronic Arts Inc.	Hasbro, Inc.	Meredith Corporation	Scholastic Corp.
John Wiley & Sons Inc.	The New York Times Company	Take-Two Interactive Software, Inc.

The peer group was revised to exclude Career Education and DeVry Education Group and to include Electronic Arts. Career Education and DeVry Education Group were eliminated from the peer group due their sole focus on post-secondary education services, and Electronic Arts, Inc. was added to the peer group due to their focus on providing interactive digital content, mobile apps and games.

In addition to peer group data used for executive compensation benchmarking, for Fiscal 2015 our Compensation Committee also considered broader general industry and technology industry survey data from the Towers Watson 2014 CDB General Industry Executive Compensation Survey that reflected the revenue scope and functional responsibilities of a particular executive.

Elements of Executive Compensation

Base Salary

Base pay provides executives with a base level of regular income. In determining a named executive officer’s base salary, the Compensation Committee considers the executive’s qualifications, experience and industry knowledge, the quality and effectiveness of their leadership at our Company, the scope of their responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, internal pay equity, market data for the position and other factors as deemed appropriate. In addition, the Compensation Committee considers the other components of the executive officer’s compensation and the mix of performance-based pay to total compensation. The Compensation Committee does not apply any specific weighting to these factors. The initial salaries for the named executive officers are as reflected in applicable employment or offer letter agreements.

The annual base salaries as of December 31, 2014 for our named executive officers were as follows:

Named Executive Officer	Salary ($)	Increase from Fiscal 2013
Linda K. Zecher	935,000	10.0%
Eric L. Shuman	575,000	4.5%
Lee R. Ramsayer	400,000	N/A
Brook M. Colangelo	275,000	N/A
Bridgett P. Paradise	325,000	N/A

The salary increases for Ms. Zecher and Mr. Shuman were made per the terms of their respective employment agreements.

Annual Cash Bonus

With the assistance of F.W. Cook, during the course of Fiscal 2013 and continuing into Fiscal 2014 the Compensation Committee undertook an in-depth review of the design of the Company’s annual incentive plan. Its primary objectives in redesigning the plan for Fiscal 2014 were to continue to focus our executive officers on driving Company performance to meet operational and financial goals and to utilize a more metric-based funding approach to do so as well as to retain some discretion to continue to motivate and reward achievement of individual objectives. In February 2014, the Compensation Committee and Board approved the annual incentive plan for Fiscal 2014 (the “Bonus Plan”) which, for the CEO and her direct reports, was based (i) 90% on the achievement of pre-established goals for revenue and adjusted EBITDA and (ii) 10% on the achievement of pre-established individual objectives. For purposes of the Bonus Plan, revenue and adjusted EBITDA performance were determined after taking into account the year-over-year incremental change in deferred revenue (as such, reflective of Billings and Adjusted Cash EBITDA), less the amount of year-over-year incremental change in deferred revenue budgeted for Fiscal 2014. The Compensation Committee determined that this approach was the most appropriate in light of the Company’s increased digital and subscription components of programs sold (and the length of such programs) for Fiscal 2014 as it enabled the Compensation Committee to more effectively assess the economic and cash performance of the Company without including the non-cash accounting adjustments for deferred revenue.

For Fiscal 2014, each of our named executive officers had a specified payout target as a percentage of base salary, based on the executive’s position and level of responsibility, as set forth below, which were unchanged from the Fiscal 2013 target bonus percentages for Ms. Zecher and Messrs. Shuman and Ramsayer. As of May 10, 2014, Mr. Colangelo’s bonus target percentage was increased from 75% to 100% to reflect his promotion to Executive Vice President. Ms. Paradise joined us in Fiscal 2014.

Named Executive Officer	Bonus Target Percentage
Linda K. Zecher	125%
Eric L. Shuman	100%
Lee R. Ramsayer	100%
Brook M. Colangelo(1)	91.1%
Bridgett P. Paradise(2)	100%

(1)	Represents his weighted target bonus percentage. As of May 10, 2014, Mr. Colangelo’s target bonus was increased from 75% to 100% to reflect his promotion to Executive Vice President.
(2)	Represents the full year target annual bonus percentage. For Fiscal 2014, Ms. Paradise’s actual bonus was prorated to reflect her start date in 2014.

Under the Bonus Plan, 90% of the total target bonus pool for our named executive officers was determined based upon achievement of two performance metrics as follows: (i) 37.5% of the total bonus was based on the Company’s Fiscal 2014 achievement of consolidated Adjusted Cash EBITDA compared to the target of $260 million and (ii) 52.5% of the total bonus was based on the Company’s Fiscal 2014 achievement of consolidated Billings compared to the target of $1.5 billion and the Company’s Fiscal 2014 achievement of consumer and international division revenues compared to the respective targets (which were set at levels that the Compensation Committee believed would be reasonably difficult to achieve but within reach under the operating plan in the case of superior performance).

Pursuant to the Bonus Plan, no payout would be made in respect of a performance metric unless threshold performance (90%) was achieved. At threshold level performance, the bonus payout would be 60% of target. If actual performance was at or above 110% of target, then the bonus payout would be 140% of target. Payout for achievement between 90% and 110% would be linearly interpolated. In Fiscal 2014, the Company’s consolidated Adjusted Cash EBITDA (less the amount of year-over-year incremental change in deferred revenue budgeted for Fiscal 2014) was approximately $292 million and the Company’s consolidated Billings (less the amount of year-over-year incremental change in deferred revenue budgeted for Fiscal 2014) were approximately $1.514 billion (although consumer and international division performance did not achieve threshold levels). This resulted in a blended payout of approximately 91% with respect to the financial metric-based portion of the annual bonus.

With respect to the portion of the bonus for our CEO that is based on achievement of pre-established individual objectives (which could be earned from 0-200%), the Compensation Committee reviews and evaluates her performance against pre-set performance goals determined by the Compensation Committee, which for Fiscal 2014 included the Company’s revenue and adjusted EBITDA targets (determined after taking into account the year-over-year incremental change in deferred revenue) and revenue growth targets in its consumer and international businesses, as well as personal objectives relating to customer relationships; company leadership and management succession and development plans; enhancing and fostering the company’s culture as it relates to accountability, pay for performance, and open communication and employee engagement; attracting, developing and retaining top talent; enhancing product development and internal systems; and investor relations. Based on its review of Ms. Zecher’s Fiscal 2014 performance and the Company’s achievement in comparison to the financial targets set forth above, the Compensation Committee approved a bonus equal to approximately 91% of her target bonus. With respect to our other named executive officers, Ms. Zecher recommended to the Compensation Committee the individual performance multiplier (0-200%) by considering such named executive officers’ success in relation to predetermined individual performance goals. Based on its consideration of Ms. Zecher’s review of the other named executive officers’ performance and the Company’s achievement in comparison to the financial targets set forth above, the Compensation Committee approved awards to Mr. Shuman, Mr. Ramsayer, Mr. Colangelo and Ms. Paradise of annual bonuses in an amount equal to 91%, 101%, 95% and 91%, respectively, of each officer’s target bonus.

Long-Term Equity Incentives

Equity-based awards provide the Company with the flexibility to motivate, attract and retain the services of employees upon whose judgment, interest and special effort the successful conduct of our operation is largely dependent. The Compensation Committee believes that equity awards provide long-term incentives to executive officers because they tie the executive officers’ financial interests to those of our stockholders. In connection with our emergence from bankruptcy, all previously granted equity awards were cancelled. All equity awards that have been granted following the emergence from bankruptcy (including after our initial public offering) have been made under our 2012 MIP, which is designed to align the interests of our stockholders and executive officers by increasing the proprietary interest of our executive officers in our growth and success, to advance our interests by attracting and retaining key employees and motivating such executives to act in our long-term best interests.

In accordance with the 2012 MIP, the exercise price of all stock options cannot be less than 100% of the fair value (as determined under the 2012 MIP) of the common stock on the date of the grant. Stock options generally are subject to a four-year vesting schedule and expire seven years after the date of grant. RSUs generally are subject to a three-year vesting schedule, except for the RSUs granted to Ms. Zecher and Mr. Shuman as part of a special bonus granted in Fiscal 2013 relating to their contributions to the Company’s restructuring and emergence from bankruptcy, which vested upon the one year anniversary following the date of grant.

In accordance with the Compensation Committee’s charter, all equity awards made to the CEO, the CEO’s direct reports and other executive officers must be approved in advance by the Compensation Committee prior to Board approval. In addition, in accordance with the Company’s equity grant policy, the following grants must also be approved in advance by the Compensation Committee prior to Board approval: (i) all annual awards; (ii) any equity award grant for more than $100,000 in value to any one individual on any one grant date or that would exceed $200,000 to any one individual in the aggregate in any calendar year; or (iii) any equity grant to a person who is or is reasonably expected to be a direct report to the CEO or executive officer of the Company upon his or her hiring or promotion.

Generally, the Company grants equity awards to employees once annually during the first quarter of the Company’s fiscal year, for which the grant date is the business day that is three business days following the date on which the Company releases its fiscal year-end earnings information following the related approval. From time to time, the Company grants awards to employees outside of the annual grant cycle for various reasons (e.g., promotion, recognition and retention), for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following the related award approval. From time to time, the Company may grant an award to newly hired Company employees as an incentive to join the Company, for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following both the new hire’s first day of employment and the related award approval.

In January 2014, the CEO recommended and the Compensation Committee and Board approved grants of RSUs to our named executive officers other than our CEO (as well as to other employees, including the CEO’s direct reports) based on their performance and contributions to the Company and anticipated future contributions to our success. In September 2014, the CEO recommended and the Compensation Committee and Board approved grants of stock options to certain of our named executive officers (and certain other of the CEO’s direct reports) based on internal pay equity considerations and, with respect to certain other CEO direct reports, expanded roles and responsibilities. In addition, in July 2014 Ms. Paradise was awarded a grant of stock options as an incentive to join the Company.

The chart below summarizes the equity awards made to the named executive officers during Fiscal 2014:

Named Executive Officer	Stock Options Granted in Fiscal 2014	RSUs Granted in Fiscal 2014
Linda K. Zecher	0	0
Eric L. Shuman	0	2,599
Lee R. Ramsayer	0	1,300
Brook M. Colangelo	100,000	1,300
Bridgett P. Paradise	160,000	N/A

See the “Grants of Plan-Based Awards For Fiscal 2014” and “Outstanding Equity Awards at Fiscal Year-End 2014” tables for a more detailed description of each equity award granted in Fiscal 2014 to our named executive officers.

Employee Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms, such as a 401(k) plan with a Company matching contribution. We may also provide other special benefits that are typically available to executives in the competitive market, but only to the extent that such benefits are reasonable in cost, simple to administer and supportive of our overall business and human resource strategies. Certain executive officers participate in an executive life insurance plan. We also provide parking, tax preparation, moving expense reimbursements and tax gross-ups for moving expense reimbursements to certain of our named executive officers. These benefits are designed to enable us to enhance the overall competitiveness of our executive compensation program and support the attraction and retention of highly skilled executives. See the “Summary Compensation Table” for further details on the amounts of these benefits provided in Fiscal 2014 to our named executive officers.

Employment, Change in Control and Severance Arrangements

In Fiscal 2013 we entered into new employment agreements with our CEO and CFO in connection with the preparation for our initial public offering. We entered into employment offer letters with our other named executive officers. See “—Employment Agreements” and “—Potential Post-Employment Payments Upon Termination or Change in Control” for a description of the terms of these arrangements.

We believe that companies should provide reasonable severance benefits to executive officers due to the greater level of difficulty they face in finding comparable employment in a short period of time and greater risk of job loss or modification as a result of a change-in-control transaction than other employees. In recognition of the need to retain key personnel during a period of significant change and uncertainty, we adopted the HMH Holdings (Delaware), Inc. Change in Control Severance Plan (the “Change in Control Severance Plan”) in December 2012. The Change in Control Severance Plan is designed (i) to retain our executives and (ii) to align their interests with our stockholders’ interests so that they can consider transactions that are in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them. The Change in Control Severance Plan provides for “double trigger” severance payments, which means that both a change in control and a termination of employment must occur in order for a named executive officer’s severance benefits to be triggered in connection with a change in control.

We also maintain a basic severance plan (the “Basic Severance Plan”) to provide severance for eligible employees in the event of certain involuntary terminations as further described below in “—Potential Post-Employment Payments Upon Termination or Change in Control.”

See “—Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the benefits payable under the Change in Control Severance Plan.

Impact of Tax Considerations

With respect to taxes, Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to each of its CEO and three other named executive officers (other than the CFO), unless certain conditions are satisfied. As a newly public company, we are generally exempt from the provisions of Section 162(m) with respect to compensation paid under plans and agreements that were described in our prospectus accompanying our initial public offering in 2013, and stock options and restricted stock granted under such plans, during a special transition period which expires at the first meeting of stockholders in 2017 at which directors are elected. In addition, certain types of performance-based compensation are generally exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock and certain formula driven compensation that meets the requirements of Section 162(m). One of the factors that we may consider in structuring the compensation for our named executive officers is the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor. Our Compensation Committee may approve non-deductible compensation arrangements after taking into account several factors, including our ability to utilize deductions based on projected taxable income, and specifically reserves the right to do so.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, and based on this review and discussion, has recommended to the Board that it be included in this proxy statement and incorporated by reference into the Company’s 2014 Annual Report.

Compensation Committee Members
John R. McKernan, Jr. (Chair)
Sheru Chowdhry
L. Gordon Crovitz
Lawrence K. Fish
John F. Killian
Jonathan F. Miller

RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

The Compensation Committee discussed with members of management our risk assessment of the Company’s compensation programs and policies, which focused on potential design risks of our incentive compensation programs and mitigating features of our compensation programs and related policies.

As part of this assessment, we considered such factors as the mix of fixed- and variable-compensation, the mix of short- and long-term incentive compensation and the mix of short- and long-term performance-based compensation within our compensation programs. With respect to variable and incentive compensation we considered the mix of award types, performance measures used, measurement and vesting periods, payout scales, ability to exercise discretion, thresholds and caps. We also considered our governance practices and other risk mitigating policies such as our Code of Conduct, corporate governance guidelines, internal controls, stock ownership guidelines, hedging and pledging policies, forfeiture provisions and our ability to apply claw-back awards to the extent required by applicable law (including pursuant to the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act or NASDAQ rules).

Based on the foregoing, the Compensation Committee does not believe that our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal 2014

The following table sets forth the cash and non-cash compensation paid by us or incurred on our behalf to our named executive officers during Fiscal 2014, Fiscal 2013 and Fiscal 2012.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Linda K. Zecher	2014	932,712	—	—	—	1,063,874	28,264	2,024,850
CEO	2013	834,615	1,375,000	2,098,703	—	900,000	27,934	5,236,252
	2012	750,000	—	—	10,205,262	900,000	67,409	11,922,671

Eric L. Shuman	2014	574,327	—	50,005	—	523,403	17,405	1,165,140
Executive Vice President/ CFO	2013	542,308	125,000	438,401	—	467,500	17,075	1,590,284
	2012	500,000	—	—	4,535,676	480,000	17,075	5,532,751

Lee R. Ramsayer	2014	400,000	—	25,012	—	404,107	7,800	836,919
Executive Vice President/ U.S. Sales	2013	396,154	37,500	—	639,824	380,000	—	1,453,478

Brook M. Colangelo	2014	275,000	—	25,012	431,568	237,983	17,385	986,948
Executive Vice President/Chief Technology Officer	2013	264,423	—	—	567,400	175,313	76,343	1,083,479

Bridgett P. Paradise(5)	2014	136,250	—	—	658,408	124,024	7,800	926,482
Senior Vice President/ Human Resources and Chief People Officer

(1)	For Ms. Zecher, this figure represents a $1,000,000 signing bonus paid in August 2013 in connection with the signing of her new employment agreement and the cash portion ($375,000) of the special bonus paid to Ms. Zecher in January 2013. For Mr. Shuman, this figure represents the cash portion ($125,000) of the special bonus paid to him in January 2013. For Mr. Ramsayer, this figure represents the final quarter ($37,500) of a $150,000 bonus paid to him pursuant to his offer letter.
(2)	Represents the aggregate grant date fair value of stock options and RSUs granted during Fiscal 2014, Fiscal 2013 and Fiscal 2012 in accordance with the FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). For the assumptions made in determining these values, see Note 11 to the Consolidated Financial Statements included in the Company’s 2014 Annual Report. These values do not correspond to the actual values that may be realized by our named executive officers for these awards.
(3)	Represents annual bonus awards in respect of the year indicated, although the awards were actually paid in the following year.
(4)

For Ms. Zecher, this amount represents Company-paid life insurance premiums ($15,364); parking ($5,100); and employer matching contributions to our 401(k) plan ($7,800). For Mr. Shuman, this amount represents Company-paid life insurance premiums ($4,505); parking ($5,100); and employer matching contributions to our 401(k) plan ($7,800). For Mr. Ramsayer, this amount represents employer matching contributions to our 401(k) plan ($7,800). For Mr. Colangelo, this amount represents parking ($2,160); employer matching contributions to our 401(k) plan ($7,186); moving expense reimbursements ($5,527); and tax gross-ups for moving ($2,512). For Ms. Paradise, this amount represents employer matching contributions to our 401(k) plan ($7,800).
(5)	Ms. Paradise was hired effective July 22, 2014.

Grants of Plan-Based Awards for Fiscal 2014

The following table details grants to our named executive officers during Fiscal 2014:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value(4) ($)
		Threshold	Target	Maximum
Linda K. Zecher	—	—	1,168,750	1,168,750	—	—	—	—

Eric L. Shuman	1/31/14	—	575,000	839,500	2,599	—	—	50,005

Lee R. Ramsayer	1/31/14	—	400,000	584,000	1,300	—	—	25,012

Brook M. Colangelo(5)	1/31/14 11/11/14	—	250,525	365,767	1,300 —	— 100,000	— 20.49	25,012 431,568

Bridgett P. Paradise	7/22/14 11/11/14	—	325,000	474,500	— —	60,000 100,000	17.75 20.49	226,840 431,568

(1)	For a description of the material terms of these awards, please see “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Bonus.” The amounts in these columns reflect target and maximum payouts under the Bonus Plan. There is no threshold-level payout under the Bonus Plan. The maximum possible payout under the Bonus Plan is 146% of the target payout, representing 140% of the target payout based on Company performance metrics (90% of target) and 200% of the target payout based on individual performance objectives (10% of target). The actual amount earned by each named executive officer under the Bonus Plan is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For additional information about our Bonus Plan and a discussion of how these amounts are determined, please see “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Bonus.”
(2)	The RSUs vest in equal increments on each of the first, second and third anniversaries of the grant date.
(3)	The options vest in equal increments on each of the first, second, third and fourth anniversaries of the applicable grant date. The options granted to Ms. Paradise on July 22, 2014 were made in connection with her hire date. The options granted on November 11, 2014 to Mr. Colangelo and Ms. Paradise were made on a recommendation from our CEO to promote internal pay equity.
(4)	Represents the aggregate grant date fair value of stock options and RSUs granted during Fiscal 2014 in accordance with FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). For the assumptions made in determining these values, see Note 11 to the Consolidated Financial Statements included in the Company’s 2014 Annual Report. These values do not correspond to the actual values that may be realized by our named executive officers for these awards.
(5)	Mr. Colangelo’s target bonus percentage increased from 75% to 100% in connection with his promotion in May 2014; as a result he had a weighted target bonus percentage of 91.1% for Fiscal 2014.

Employment Arrangements

We have entered into an employment arrangement with each of our named executive officers. For a description of the severance benefits each executive officer is entitled to receive upon a termination of employment pursuant to the terms of his or her employment arrangement, please see “—Potential Post-Employment Payments Upon Termination or Change in Control.”

Linda K. Zecher

We entered into a new employment agreement with Ms. Zecher (the “Zecher Agreement”), effective August 1, 2013. The Zecher Agreement provides that Ms. Zecher will continue to serve as our President and CEO until her employment is terminated by us or by Ms. Zecher, which may be at any time, with or without cause, subject to the provisions of the Zecher Agreement. The Zecher Agreement provides for Ms. Zecher to be a member of our Board, and for her to receive the following compensation and benefits: (i) a three-year term with extensions for successive one-year periods thereafter unless either party gives notice of non-renewal at least ninety days in advance; (ii) a base salary of $935,000 beginning January 1, 2014 (subject to annual review for increases only); (iii) a target annual bonus equal to 125% of base salary (actual payment may be more or less, based on actual performance); (iv) a signing bonus of $1,000,000 (which was paid on August 12, 2013); (v) 110,000 RSUs, subject to annual vesting in three equal tranches on the first, second and third anniversaries of August 1, 2013, subject to Ms. Zecher’s continued employment; and (vi) four weeks paid vacation, and participation in all group health, life and disability plans, retirement plans and other employee benefits on a basis consistent with other senior executives. The Zecher Agreement further provides that Ms. Zecher is entitled to be indemnified for her acts and omissions (to the maximum extent permitted by law) and is covered by our directors and officers liability insurance policy to the same extent as members of the Board. Ms. Zecher also confirmed her obligations under her existing restrictive covenant agreement, which include a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of her employment and for a period of one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

Eric L. Shuman

We entered into a new employment agreement with Mr. Shuman (the “Shuman Agreement”), effective August 1, 2013. The Shuman Agreement provides that Mr. Shuman will continue to serve as our Executive Vice President and CFO until his employment is terminated by us or by Mr. Shuman, which may be at any time, with or without cause, subject to the provisions of the Shuman Agreement. The Shuman Agreement provides for the following compensation and benefits: (i) a three-year term with extensions for successive one-year periods thereafter unless either party gives notice of non-renewal at least ninety days in advance; (ii) a base salary of $575,000 beginning January 1, 2014 (subject to annual review for increases only); (iii) a target annual bonus equal to 100% of base salary (actual payment may be more or less, based on actual performance); (iv) 20,000 RSUs, subject to annual vesting in three equal tranches on the first, second and third anniversaries of August 1, 2013, subject to Mr. Shuman’s continued employment; and (v) four weeks paid vacation, and participation in all group health, life and disability plans, retirement plans and other employee benefits on a basis consistent with other senior executives. The Shuman Agreement further provides that Mr. Shuman is entitled to be indemnified for his acts and omissions (to the maximum extent permitted by law) and is covered by our directors and officers liability insurance policy to the same extent as members of our Board. Mr. Shuman also confirmed his obligations under his existing restrictive covenant agreement, which include a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of his employment and for a period of one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

Lee R. Ramsayer

We entered into an offer letter on January 25, 2012, with Lee Ramsayer, with an effective date of February 13, 2012. Mr. Ramsayer’s offer letter provides that Mr. Ramsayer will serve as our Executive Vice President and General Manager, until his employment is terminated by us or by Mr. Ramsayer, which may be at any time, with or without cause. Mr. Ramsayer is entitled to receive an annual base salary of $375,000, was eligible to participate in our Bonus plan with a target annual bonus equal to $350,000 and is eligible to participate in an equity program. Mr. Ramsayer’s offer letter provided for a $75,000 signing bonus and an additional bonus totaling $150,000, payable in equal quarterly installments of $37,500 over the 12 month period following his first day of employment. Mr. Ramsayer is entitled to four weeks of vacation per year.

Mr. Ramsayer also executed confidentiality and non-competition agreements, containing a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of his employment and for a period of one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

Brook M. Colangelo

We entered into an offer letter on November 2, 2012, with Brook Colangelo, with an effective date of January 7, 2013. Mr. Colangelo’s offer letter provides that Mr. Colangelo will serve as our Chief information Officer/ Senior Vice President IT, until his employment is terminated by us or by Mr. Colangelo, which may be at any time, with or without cause. Mr. Colangelo is entitled to receive an annual base salary of $275,000, was eligible to participate in our Bonus plan with a target annual bonus equal to 50% of base salary and is eligible to participate in an equity program.

Mr. Colangelo also executed confidentiality and non-competition agreements, containing a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of his employment and for a period of one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

Bridgett P. Paradise

We entered into an offer letter on June 11, 2014, with Bridgett P. Paradise, with an effective date of July 22, 2014. Ms. Paradise’s offer letter provides that Ms. Paradise will serve as our Senior Vice President, Human Resources and Chief People Officer, until her employment is terminated by us or by Ms. Paradise, which may be at any time, with or without cause. Ms. Paradise is entitled to receive an annual base salary of $325,000, was eligible to participate in the 2014 Bonus Plan with a target annual bonus of 100% of her base salary earnings and is eligible to participate in our long-term equity program for senior executives. Pursuant to her offer letter, Ms. Paradise was eligible to receive a temporary housing benefit for up to 6 months with a monthly maximum of $4,000. Ms. Paradise is entitled to four weeks of vacation per year.

Ms. Paradise also executed confidentiality and non-competition agreements, containing a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of her employment and for a period of one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

Outstanding Equity Awards at Fiscal Year-End 2014

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options
Name	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(11) ($)
Linda K. Zecher	2,227,524	921,052(1)	12.50	6/21/2019	73,333(9)	1,518,726

Eric L. Shuman	559,714	818,714(2)	12.50	6/21/2019	13,333(9) 2,599(10)	276,126 53,825

Lee R. Ramsayer	166,550 61,404	286,550(3) 184,210(4)	12.50 12.50	11/6/2019 1/29/2020	1,300(10)	26,923

Brook M. Colangelo	— 16,668 —	30,000(5) 120,000(6) 100,000(7)	12.50 13.48 20.49	1/6/2020 7/24/2020 11/10/2021	1,300(10)	26,923

Bridgett P. Paradise	— —	60,000(8) 100,000(7)	17.75 20.49	7/21/2021 11/10/2021	—	—

(1)	The options vested 25% on the date of grant and 25% on June 22, 2013, and June 22, 2014. The remaining 25% will vest on June 22, 2015.
(2)	The options vested 25% on June 22, 2013 and 25% on June 22, 2014. The remaining options will vest 25% on each of June 22, 2015 and June 22, 2016.
(3)	The options vested 25% on November 7, 2013 and 25% on November 7, 2014. The remaining options will vest 25% on each of November 7, 2015 and November 7, 2016.
(4)	The options vested 25% on January 30, 2014 and will vest 25% on each of January 30, 2015, January 30, 2016, and January 30, 2017.
(5)	The options vested 25% on January 7, 2014, and will vest 25% on each of January 7, 2015, January 7, 2016, and January 7, 2017.
(6)	The options vested 25% on July 25, 2014 and will vest 25% on each of July 25, 2015, July 25, 2016, and July 25, 2017.
(7)	The options vest in equal increments on the first, second, third, and fourth anniversaries of November 11, 2014.
(8)	The options vest in equal increments on the first, second, third, and fourth anniversaries of July 22, 2014.
(9)	The RSUs vested the first 1/3 installment on August 1, 2014 and 1/3 will vest on each of August 1, 2015, and August 1, 2016.
(10)	The RSUs will vest in equal increments on January 31, 2015, January 31, 2016, and January 31, 2017.
(11)	The amounts in this column reflect the fair market value of the unvested restricted stock based on the closing stock price of $20.71 on the last trading day in Fiscal 2014.

Option Exercises and Stock Vested During Fiscal 2014

The following table provides additional information about the value realized by our named executive officers on option award exercises and stock award vesting during Fiscal 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Linda K. Zecher	485,634	3,339,723	71,551	1,307,188
Eric L. Shuman	259,000	1,749,192	18,295	338,733
Lee R. Ramsayer	120,000	1,303,281	—	—
Brook M. Colangelo	33,332	197,789	—	—
Bridgett P. Paradise	—	—	—	—

Potential Post-Employment Payments Upon Termination or Change in Control

Change in Control Severance Plan

We maintain the Change in Control Severance Plan to help retain key executives by reducing personal uncertainty that may arise from the possibility of a change in control, and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the Company and our stockholders. The plan establishes objective criteria to determine whether a change in control has occurred, and provides for severance payments and benefits only on a “double trigger” basis. The “double trigger” design is intended to further our goals to retain key executives upon a change in control.

Certain of our named executive officers are eligible to participate in the Change in Control Severance Plan. Under this plan, if the executive’s employment is (i) terminated by us other than for “cause” (as defined in the 2012 MIP as described below under “Equity Award Provisions”), and other than due to death or disability, or (ii) if the executive resigns for “good reason,” in either case, within two years after a “change in control” or the period commencing on the date of entry into a definitive agreement or following a public announcement by the Company of a transaction or transactions that would result in a change in control (but not earlier than six months preceding the change in control) (the “Change in Control Protection Period”), then HMH or its successor would be obligated to pay or provide the following benefits upon the employee’s execution of a release of claims:

•	A lump sum payment equal to two times annual base salary; plus

•	A lump sum payment equal to 200% (in the case of Ms. Zecher and Mr. Shuman) or 100% (for the other eligible named executive officers) of the officer’s target annual bonus; plus

•	A lump sum payment equal to a pro-rata portion of the target annual bonus.

The plan provides for a cutback of severance payments to the safe harbor amount if the payments would be subject to the excise tax imposed by Section 4999 of the Code but only if such reduction would result in a greater net payment to the executive than he or she would have received without such reduction but after paying the excise tax.

The term “good reason” generally means (i) material adverse change in duties or reporting relationship, (ii) reduction in salary or annual bonus opportunity not in connection with an across-the-board reduction for other senior executives of the Company or (iii) forced relocation to a place of employment more than fifty miles from the employee’s place of employment immediately prior to the change in control; provided, however, that no termination of an employee’s employment will constitute a termination for good reason unless (a) the executive has first provided the Company with written notice specifically identifying the acts or omissions constituting the grounds for good reason within thirty days after the executive has or should reasonably be expected to have had knowledge of the occurrence thereof, (b) the Company has not cured such acts or omissions within thirty days of its actual receipt of such notice and (c) the effective date of the employee’s termination for good reason occurs no later than ninety days after the initial existence of the facts or circumstances constituting good reason.

The term “change in control” generally means, unless otherwise provided in any employment agreement between the Company and the applicable employee, the occurrence of any one of the following events:

(i)	any person (as such term is used in Section 13(d) of the Exchange Act) (other than a “permitted holder” (as defined in the Change in Control Severance Plan)), together with its affiliates (other than a permitted holder), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding common stock or voting power of the Company by merger, consolidation, reorganization, or otherwise;

(ii)	the sale of all or substantially all of the Company’s assets, determined on a consolidated basis, to any person or group (as such term is used in Section 13(d) of the Exchange Act) of persons (other than any permitted holder or their affiliates); or

(iii)	the Company combines with another company if, immediately after such combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, less than 50% of the capital stock (of any class or classes) having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of the Company of the combined entity; provided, however, that for purposes of this definition, no group will be deemed to have been formed solely by virtue of the execution and delivery of the Restructuring Support Agreement and the Investor Rights Agreement (each as defined in the Change in Control Severance Plan). In addition, the Board may specifically provide that an event or transaction that would not otherwise qualify as a Change in Control be treated as a Change in Control for purposes of the Plan.

Basic Severance Plan

We maintain the Basic Severance Plan to provide severance benefits for eligible employees in the event of certain involuntary terminations. Messrs. Ramsayer and Colangelo and Ms. Paradise participate in our Basic Severance Plan. Under this plan, if the executive’s employment is involuntarily terminated by us for any reason other than for “performance reasons” or for “cause” (each as defined below), then the executive would be entitled to (1) severance pay (as further described below), paid in installments in accordance with the executive’s regular payroll schedule and (2) outplacement benefits ranging from one month to six months depending on the executive’s talent management level, subject to the executive’s execution of a severance agreement (which will include a release of claims and other provisions we deem appropriate, including post-employment obligations). Severance pay will be equal to the executive’s weekly base compensation times the greater of (i) the minimum number of weeks based on his or her talent management level at the time of termination (ranging from four to twelve weeks) and (ii) the number of his or her years of service multiplied by two weeks per year of service (subject to a maximum of 52 weeks).

Equity Award Provisions

According to the terms of our 2012 MIP, unless otherwise stated in an award agreement, if a named executive officer’s employment is terminated due to their death or disability or for any other reason except by us for “cause” (as defined below), the unvested portion of their equity awards will expire on the date they are terminated. The vested portion of stock option awards will remain exercisable until the earlier of either (i) the expiration of the option period or (ii) 12 months after such termination in the case of termination due to death or disability, 30 days in the case of a voluntary resignation, or 90 days (180 days for Ms. Zecher and Mr. Shuman) after any other termination other than termination by us for cause. If we terminate any named executive officer’s employment for cause, both the unvested and vested equity awards will terminate on the same date their employment is terminated.

Upon a change in control (as defined as in the Change in Control Severance Plan, except that the Board does not have an explicit right to provide that an event or transaction that would not otherwise qualify as a change in control be treated as a change in control for purposes of the 2012 MIP), and unless otherwise determined by the Compensation Committee and specified in the applicable award notice, all stock options outstanding under the 2012 MIP will vest and become exercisable with respect to 100% of the shares of our common stock covered by such stock option.

Generally, as a condition to an executive’s eligibility to receive stock option grants, the executive signs a restrictive covenant agreement, which restricts competition and solicitation during employment and for one year thereafter, as well as customary confidentiality and non-disparagement provisions.

For purposes of the 2012 MIP, the term “cause” generally means, unless an award notice under the 2012 MIP states otherwise, (i) commission or guilty plea or plea of no contest to a felony (or its equivalent under applicable law) or any crime that involves moral turpitude, (ii) conduct that constitutes fraud or embezzlement or any acts of dishonesty in relation to his or her duties with the Company or our affiliates, (iii) engaging in gross negligence, bad faith, or intentional misconduct which causes either reputational or economic harm to the Company or our affiliates, (iv) continued refusal to substantially perform his or her essential duties with respect to the Company or our affiliates, which refusal is not remedied within ten days after written notice from the Board or (v) breach of obligations under any service contract with the Company or our affiliates or any written Company employment policy, including any Code of Conduct, which is not cured, if curable, within ten days after Company notification of such breach.

Ms. Zecher’s 2013 RSU award fully vests upon a change in control, a termination by us without cause, a termination of employment due to death or disability, upon her termination for good reason or the non-renewal of her employment agreement. Mr. Shuman’s August 2013 RSU award provides that (i) his award fully vests upon a change in control or a termination due to death or disability and (ii) if his service is terminated (x) by a successor to Ms. Zecher as CEO without cause during the period beginning on appointment of a successor to Ms. Zecher as CEO and ending three months thereafter or (y) by Mr. Shuman for good reason during such period, Mr. Shuman would be entitled to receive immediate accelerated vesting of unvested equity awards determined as if he had completed twelve additional months of employment. The January 2014 RSU awards for Messrs. Shuman, Ramsayer and Colangelo will become immediately fully vested in the event that the named executive officer’s continuous service is terminated (i) due to his death or by Company due to his disability or (ii) by the Company other than for cause, and other than due to death or disability, within one year following the occurrence of a change in control. In addition, for Mr. Shuman only, similar to his 2013 award described above, the vesting of the unvested RSUs shall accelerate, assuming for such purpose that Mr. Shuman had completed an additional 12 months of employment, in the event that Mr. Shuman’s continuous service is terminated (x) by a successor to Ms. Zecher as CEO without cause during the period beginning on appointment of a successor to Ms. Zecher as CEO and ending three months thereafter or (y) by Mr. Shuman for good reason during such period.

Employment Agreement for Linda K. Zecher

Pursuant to the Zecher Agreement, upon a termination by us without “cause,” by Ms. Zecher for “good reason” (each as defined below) or due to our non-renewal of the Zecher Agreement, she would be entitled to payment of any bonus earned for the prior fiscal year and vested benefits accrued under other plans, and she would be entitled, subject to her execution of a release of claims, to receive (i) two years of base salary, 50% of which would be paid during the twelve months following such termination with the remainder to be paid in a lump sum on the first anniversary of such termination; (ii) an immediate lump sum payment in an amount after taxes sufficient so that Ms. Zecher can pay for one year of COBRA coverage; (iii) immediate accelerated vesting of unvested equity awards that would have vested assuming for such purpose that Ms. Zecher had completed an additional twelve months of employment (other than the RSUs granted pursuant to the Zecher Agreement, which would become immediately fully vested), provided that one hundred percent of any then unvested equity awards will immediately vest if such termination of employment occurs during the Change in Control Protection Period

(as defined above for the Change in Control Severance Plan); and (iv) a pro-rata portion of her annual bonus for the year of termination, payment to be made by the following March 15 based on actual performance. Ms. Zecher is entitled to participate in the Change in Control Severance Plan and, if she becomes entitled to both regular severance and severance under the Change in Control Severance Plan, she will receive the greater of the applicable payments. Pursuant to the Zecher Agreement, no termination or modification in any manner of the terms and conditions of Ms. Zecher’s participation in the Change in Control Severance Plan may be made without her written consent. Ms. Zecher is also entitled to payment of a pro-rata bonus for the year of termination, plus any accrued amounts, upon termination of her employment due to death or disability.

For purposes of the Zecher Agreement and the Shuman Agreement, “cause” generally means: (i) executive’s commission of, or guilty plea or plea of no contest to, a felony (or its equivalent under applicable law) or any crime that involves moral turpitude, (ii) conduct by executive that constitutes fraud or embezzlement or any acts of intentional dishonesty in relation to her or his duties, (iii) executive having engaged in gross negligence, bad faith or intentional misconduct which causes, or in our reasonable judgment, is likely to cause, either reputational or economic harm to us, (iv) executive’s continued refusal to substantially perform her or his essential duties hereunder, which refusal is not cured, if curable, within ten days after written notice from our Board (or our CEO in the case of Mr. Shuman) (which notice specifies in reasonable detail the grounds constituting cause under this subclause) or (v) executive’s material breach of her or his obligations under any of our written policies, including any code of conduct, which is not cured, if curable, within ten days after we notify executive of such breach (which notice specifies in reasonable detail the grounds constituting cause under this subclause). For the avoidance of doubt, “cause” shall not include (i) below par or below average financial performance, in and of itself, (ii) traffic violations, (iii) expense reimbursement disputes when executive acts in reasonable good faith and (iv) acting in good faith upon advice of our legal counsel.

For purposes of the Zecher Agreement and the Shuman Agreement, “good reason” generally means executive’s voluntary termination, upon thirty days prior written notice to us, after any one of the following events: (i) a material reduction or change in job duties, responsibilities and requirements materially inconsistent with executive’s position with us and executive’s prior duties, responsibilities and requirements (including, a material reduction due to our becoming part of a larger entity, unless executive receives substantially the same level of job duties, responsibilities and requirements with respect to the total combined entity and not only with respect to us as a division, subsidiary or business unit of the total combined entity); (ii) a material change in reporting relationship; (iii) executive being required to relocate to a facility or location more than thirty miles outside of Boston, Massachusetts without her or his written consent; or (iv) a material breach of the Zecher Agreement or the Shuman Agreement; provided, however, that a voluntary termination by executive shall not constitute good reason if such event or events are cured by us within thirty days after receipt of written notice from such executive of executive’s intent to terminate employment for good reason.

Employment Agreement for Eric L. Shuman

Pursuant to the Shuman Agreement, upon a termination by us without “cause,” by Mr. Shuman for “good reason” (each as defined above) or due to our non-renewal of the Shuman Agreement, he would be entitled to payment of any bonus earned for the prior fiscal year and vested benefits accrued under other plans, and, subject to his execution of a release of claims, to receive (i) 1.5 years of base salary, two-thirds of which shall be paid during the twelve months following such termination with the remainder to be paid in a lump sum on the first anniversary of such termination, (ii) if (a) a successor to Ms. Zecher as CEO terminates Mr. Shuman without cause during the period beginning on appointment of a successor to Ms. Zecher as CEO and ending three months thereafter or (b) Mr. Shuman terminates his employment for good reason, provided that he submitted notice of such termination during such period, the executive would be entitled to receive immediate accelerated vesting of unvested equity awards determined as if he had completed twelve additional months of employment, provided that one hundred percent of any then unvested equity awards will immediately vest if such termination of employment occurs during the Change in Control Protection Period (as defined above for the Change in Control Severance Plan); and (iii) a pro-rata portion of his annual bonus for the year of termination, payment to be made by the following March 15 based on actual performance. Mr. Shuman is entitled to participate in the Change in Control Severance Plan and, if he becomes entitled to both regular severance and severance under the Change in Control Severance Plan, he will receive the greater of the applicable payments. Pursuant to the Shuman Agreement, no termination or modification in any manner of the terms and conditions of Mr. Shuman’s participation in the Change in Control Severance Plan may be made without his written consent. Mr. Shuman is also entitled to payment of a pro-rata bonus for the year of termination, plus any accrued amounts upon termination of his employment due to death or disability.

Offer Letters for Lee R. Ramsayer, Brook M. Colangelo and Bridgett P. Paradise

Messrs. Ramsayer and Colangelo and Ms. Paradise are employed “at-will” and are not entitled to any severance pursuant to their offer letters. However, with respect to Fiscal 2014, upon certain terminations of employment, in the absence of a change in control, they would be entitled to payment pursuant to the Basic Severance Plan and upon a termination in connection with a change in control, Messrs. Ramsayer and Colangelo would be entitled to termination payments pursuant to the Change in Control Severance Plan.

Termination Payments

The following table sets forth the payments each of our named executive officers would have received if their employment had been terminated due to death or disability, by us without cause (including our non-renewal for Ms. Zecher and Mr. Shuman) or by the executive for good reason on December 31, 2014 and there was no change of control. In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing stock price on the last trading day in Fiscal 2014, which equaled $20.71.

		Amounts Payable
Name	Benefit	Termination By Us Without Cause ($)		Resignation for Good Reason ($)		Death, Disability ($)
Linda K. Zecher	Cash Severance	2,933,874	(1)	2,933,874	(1)	1,063,874	(2)
	COBRA Payments	19,511		19,511		—
	Equity Acceleration	9,080,563	(3)	9,080,563	(3)	1,518,726	(4)

Eric L. Shuman	Cash Severance	1,385,903	(5)	1,385,903	(5)	523,403	(2)
	COBRA Payments	17,272		17,272		—
	Equity Acceleration	—	(6)	—	(6)	329,952	(4)

Lee R. Ramsayer	Cash Severance	92,308	(7)	—		—
	Equity Acceleration	—				26,923	(4)

Brook M. Colangelo	Cash Severance	63,462	(7)	—		—
	Equity Acceleration	—				26,923	(4)

Bridgett P. Paradise	Cash Severance	75,000	(7)	—		—

(1)	Represents two years of base salary and a pro-rata bonus for the year of termination (or Ms. Zecher’s full 2014 annual bonus for a termination on December 31, 2014).
(2)	Represents the named executive officer’s pro-rata bonus (or full 2014 annual bonus for a termination on December 31, 2014).
(3)	Represents accelerated vesting of the final installment of Ms. Zecher’s stock options and full accelerated vesting of the RSUs granted pursuant to the Zecher Agreement.
(4)	Represents accelerated vesting of the executive’s unvested RSUs.
(5)	Represents 1.5 years of base salary and a pro-rata bonus for the year of termination (or Mr. Shuman’s full 2014 annual bonus for a termination on December 31, 2014).

(6)	Mr. Shuman would only be entitled to accelerated vesting of his unvested equity that would have vested assuming that he completed an additional 12 months of employment if a termination without cause or for good reason occurred in connection with the appointment of a successor to Ms. Zecher, which had not occurred as of December 31, 2014.
(7)	Messrs. Ramsayer and Colangelo, and Ms. Paradise are employed “at-will” and are not entitled to any severance pursuant to their offer letters. Messrs. Ramsayer and Colangelo and Ms. Paradise are entitled to twelve weeks of severance in accordance with the Basic Severance Plan.

Change of Control Termination

The following table sets forth the payments each of our named executive officers would have received if a change of control occurred, and, following a change of control, their employment had been terminated due to death or disability, by us without cause or by the named executive officer for good reason, in each case on December 31, 2014. In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing stock price on the last trading day in Fiscal 2014, which equaled $20.71.

		Amounts Payable for Termination in Connection with a Change in Control ($)
Name	Benefit	Termination Without Cause		Resignation for Good Reason		Death, Disability
Linda K. Zecher(1)	Cash Severance	5,376,250	(2)	5,376,250	(2)	1,063,874	(3)
	COBRA Payments	19,511		19,511		—
	Equity Acceleration	9,080,563	(4)	9,080,563	(4)	1,518,726	(5)

Eric L. Shuman(6)	Cash Severance	2,875,000	(2)	2,875,000	(2)	523,403	(3)
	COBRA Payments	17,272		17,272		—
	Equity Acceleration	7,051,594	(7)	6,721,642	(8)	329,952	(5)

Lee R. Ramsayer(9)	Cash Severance	1,600,000	(2)	1,600,000	(2)	—
	Equity Acceleration	3,891,863	(10)	3,864,940	(11)	26,923	(5)

Brook M. Colangelo(9)	Cash Severance	1,100,000	(2)	1,100,000	(2)	—
	Equity Acceleration	1,162,823	(10)	1,135,900	(11)	26,923	(5)

Bridgett P. Paradise(9)	Cash Severance	75,000	(12)	—	(12)	—
	Equity Acceleration	199,600	(13)	199,600	(11)	—

(1)	Upon a change in control (in the absence of a termination of employment), Ms. Zecher would be entitled to accelerated vesting of her unvested equity with a value of $9,080,563 (equal to acceleration of her unvested stock options and RSUs).
(2)	Represents (i) two times base salary; (ii) 200% (in the case of Ms. Zecher and Mr. Shuman) or 100% (for other named executive officers) of the named executive officer’s target annual bonus; and (iii) pro-rata bonus equal to a portion of the target annual bonus.
(3)	Represents the named executive officer’s pro-rata bonus (or full 2014 annual bonus for a termination on December 31, 2014).
(4)	Represents accelerated vesting of unvested RSUs and stock options.
(5)	RSUs fully vest on termination due to death or disability, regardless of the occurrence of a change in control.
(6)	Upon a change in control (in the absence of a termination of employment), Mr. Shuman would be entitled to accelerated vesting of his unvested equity with a value of $6,721,642 (equal to acceleration of his unvested stock options and RSUs granted in 2013 only).
(7)	Represents accelerated vesting of unvested RSUs and stock options.
(8)

Represents accelerated vesting of unvested RSUs granted in 2013 only and stock options. Mr. Shuman is only entitled to accelerated vesting of his unvested RSUs granted in 2014, per his employment agreement, if such resignation occurs in connection with the appointment of a successor to Ms. Zecher, which had not occurred as of December 31, 2014.
(9)	Upon a change in control (in the absence of a termination of employment), executives would be entitled to the same equity acceleration values as shown for a resignation for good reason in this table (equal to stock option acceleration only).
(10)	Represents accelerated vesting of unvested RSUs and stock options.
(11)	Represents accelerated vesting of unvested stock options only.
(12)	Ms. Paradise was not a participant in the Change in Control Severance Plan in Fiscal 2014, and, accordingly, would have been entitled to the same amount of severance that she would have received upon such termination in the absence of a change in control.
(13)	Represents accelerated vesting of unvested stock options only, as Ms. Paradise held no RSUs as of December 31, 2014.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, enacted as part of the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Consistent with the results of the advisory vote regarding the frequency of the advisory vote on executive compensation, which was held during our 2014 Annual Meeting of Stockholders, we have chosen to conduct this advisory vote on an annual basis. Accordingly, the next advisory vote on executive compensation following the Annual Meeting will be held at our 2016 Annual Meeting of Stockholders.

As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, we are committed to a total compensation philosophy and structure that provides flexibility in responding to market factors; rewards and recognizes superior performance; aligns our management’s interests with those of our long-term stockholders; attracts highly skilled, experienced and capable employees; and is fair and fiscally responsible.

We ask that you support the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables and accompanying narrative disclosures contained herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described under the heading “Compensation Discussion and Analysis” and the related executive compensation tables and accompanying narrative disclosures contained in the Company’s proxy statement for the Company’s 2015 Annual Meeting of Stockholders.”

Because your vote is advisory, it will not bind us, the Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results of this non-binding, advisory vote and take the voting results into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3: EMPLOYEE STOCK PURCHASE PLAN

General

At the Annual Meeting, you are being asked to approve our Employee Stock Purchase Plan.

The Board adopted the Employee Stock Purchase Plan in February 2015.

If this proposal is approved, the Employee Stock Purchase Plan will become effective on May 19, 2015. The Board recommends approval of the Employee Stock Purchase Plan so the Company can offer its employees the ability to invest in the Company’s common stock at an attractive price.

Summary of the Employee Stock Purchase Plan

The following description of the Employee Stock Purchase Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is attached as Annex B to this Proxy Statement, and should be read in conjunction with the following summary.

Purpose

The Employee Stock Purchase Plan permits employees of the Company and its designated subsidiaries to purchase Company common stock at a discount, which, unless otherwise determined by the Compensation Committee, will be at a minimum 15% discount from market value, subject to limits set by the Internal Revenue Code (the “Code”) and the Employee Stock Purchase Plan. Sales of shares under the Employee Stock Purchase Plan are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code. Subplans that do not satisfy the requirements of Section 423 can be authorized under the Employee Stock Purchase Plan; however, we have no plans to do so in the future, unless required to comply with laws outside the United States.

Administration

The Employee Stock Purchase Plan is administered by the Compensation Committee. Subject to the provisions of the Employee Stock Purchase Plan, the administrator of the Employee Stock Purchase Plan has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Employee Stock Purchase Plan and not inconsistent with the Employee Stock Purchase Plan, to construe and interpret the Employee Stock Purchase Plan, and to make all other determinations necessary or advisable for the administration of the Employee Stock Purchase Plan, and its determinations are final, binding and conclusive.

Eligibility and Participation

The Employee Stock Purchase Plan allows employees of the Company and its designated subsidiaries and affiliates to participate, excepting employees whose customary employment is not more than five months a year or more than twenty hours per week. Employee Stock Purchase Plan participants may authorize payroll deductions in either a fixed dollar amount or a non-fractional percentage of base salary, of up to 5% of base salary to be applied toward the purchase of the Company’s common stock.

Offerings

The Employee Stock Purchase Plan provides for two consecutive six-month offerings, commencing on January 1 and July 1 of each year.

Payroll Deductions, Purchase Price and Shares Purchased

An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee’s payroll deduction will allow at the option price, provided that the maximum number of shares that an employee may purchase equals (x) $12,500 (to be equitably adjusted if an offering is longer or shorter than six months) divided by (y) the fair market value of a share on the first day of the applicable offering in any single offering. The purchase price, unless otherwise determined by the Compensation Committee, is equal to 85% of the lower of (i) the fair market value of a share of our common stock on the last day of the offering period and (ii) the fair market value of a share of a common stock on the first day of the offering period. The closing price of the Company’s common stock as reported on the NASDAQ Stock Market on March 25, 2015 was $22.99.

No employee will be permitted to purchase any shares under the Employee Stock Purchase Plan (i) if such employee, immediately after such purchase, owns shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiary corporations or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.

Withdrawal and Termination of Employment

An employee may withdraw from an offering or suspend participation by reducing his or her payroll deduction percentage to 0%, at any time before the last day of the offering. Upon withdrawal, the amount in the employee’s account, plus interest, if any, will be refunded. An employee who has withdrawn from or suspended participation in an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in the Employee Stock Purchase Plan in accordance with the Employee Stock Purchase Plan’s enrollment procedures.

Upon termination of employment for any reason, the employee’s participation in the Employee Stock Purchase Plan will immediately terminate and the payroll deductions credited to the employee’s account, plus interest, if any, will be returned to him or her and such employee’s option will automatically terminate.

Transferability

No participant is permitted to assign, transfer, pledge or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the Employee Stock Purchase Plan other than by will or the laws of descent and distribution.

Adjustments Upon Changes in Capitalization

Subject to any required action by our stockholders, the number of shares of our common stock covered by the option that has not yet been exercised, the number of shares of our common stock that have been reserved for issuance but have not yet been placed under option and the maximum number of shares authorized under the Employee Stock Purchase Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of our common stock resulting from a stock split, stock dividend, subdivision, combination or reclassification of the Company’s common stock or any other increase or decrease in the number of share of our common stock effected without receipt of consideration by the Company, or any increase or decrease in the value of a share of Company common stock resulting from a spin-off or split-up.

Corporate Transactions

In the event of a dissolution or liquidation of the Company, any offering in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board and all outstanding options will be assumed or substituted equivalently by the successor corporation or a parent or subsidiary of such successor corporation.

Sales of Designated Subsidiaries and Business Units

In the event the Company consummates the sale or transfer of a designated subsidiary or its spin-off, business unit or division to an unaffiliated person or the spin-off of a designated subsidiary, business unit or division to stockholders during an offering, the contributions, plus interest, if any, credited to each employee, at the time of such sale, transfer or spin-off, will be returned to the employee and the employee’s option will automatically terminate.

Other Adjustments

The Compensation Committee may make provision for adjusting the shares of Company common stock reserved under the Employee Stock Purchase Plan, as well as the price per share of common stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company’s consolidation or merger into any other corporation.

Amendment and Termination of the Employee Stock Purchase Plan

The Board may at any time terminate the Employee Stock Purchase Plan, provided that no amendment may adversely affect an employee’s existing rights under any offering already commenced. Either the Board or the Compensation Committee may amend the Employee Stock Purchase Plan, provided that the Compensation Committee may only amend the Employee Stock Purchase Plan to comply with applicable law.

Federal Income Tax Consequences

The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the Employee Stock Purchase Plan offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

The Employee Stock Purchase Plan and the right of participants to make purchases under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the Employee Stock Purchase Plan, and the tax consequences will depend on how long a participant has held the shares prior to disposition.

If the shares are disposed of (i) more than two years after the date of the beginning of the offering period and (ii) more than one year after the stock is purchased in accordance with the Employee Stock Purchase Plan (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (i) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”) or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.

If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Code Sections 421 and 423. However, the Internal Revenue Service may issue guidance in the future requiring the Company to withhold employment and/or income taxes upon a purchase of shares under the Employee Stock Purchase Plan.

Shares Available for Issuance

1.3 million shares of Houghton Mifflin Harcourt Company common stock will be reserved for issuance under the Employee Stock Purchase Plan.

New Plan Benefits

The amounts of future purchases under the Employee Stock Purchase Plan are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the Employee Stock Purchase Plan and the per-share purchase price depends on the future value of Houghton Mifflin Harcourt Company common stock.

Interests of Certain Persons in the Proposal

To the extent that our executive officers may in the future receive awards under the Employee Stock Purchase Plan, they also may be deemed to have an interest in the Employee Stock Purchase Plan.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE OUR EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4: 2015 OMNIBUS INCENTIVE PLAN

General

At the Annual Meeting, you are being asked to approve our 2015 Omnibus Incentive Plan, including the applicable performance goals and other performance-based provisions, so that compensation in respect of awards made under the 2015 Omnibus Incentive Plan based on the performance criteria set forth in the 2015 Omnibus Incentive Plan may be deductible by the Company.

The Board adopted the 2015 Omnibus Incentive Plan in February 2015.

Reasons Why You Should Vote in Favor of the Approval of the 2015 Omnibus Incentive Plan

Our Board recommends a vote for the approval of the 2015 Omnibus Incentive Plan because it believes that the 2015 Omnibus Incentive Plan is in the best interests of the Company and its stockholders for the following reasons:

Performance-based. The 2015 Omnibus Incentive Plan enables us to provide performance-based compensation awards that qualify as performance-based compensation within the meaning of Section 162(m).

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the 2015 Omnibus Incentive Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by providing them opportunities to receive awards directly related to such performance. If the 2015 Omnibus Incentive Plan is approved, we will be able to maintain a means of aligning the interests of key personnel with the interests of our stockholders.

Summary of Sound Governance Features of the 2015 Omnibus Incentive Plan

Our Board and Compensation Committee believe the 2015 Omnibus Incentive Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

No “evergreen” provision. The number of shares of our common stock available for issuance under the 2015 Omnibus Incentive Plan is fixed and will not adjust based upon the number of shares outstanding.

Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2015 Omnibus Incentive Plan is 4 million shares plus any shares of our common stock that as of the effective date of the 2015 Omnibus Incentive Plan are available for issuance under the 2012 MIP or that become available for issuance under the 2012 MIP. If the 2015 Omnibus Incentive Plan is approved by stockholders, no new awards will be granted under the 2012 MIP and any shares of our Common Stock available for issuance under the 2012 MIP that are not subject to outstanding awards will no longer be available for issuance under the 2012 MIP. As of December 31, 2014, 3,217,734 shares of our common stock were outstanding under the 2012 MIP.

The following table illustrates the potential dilutive impact of the shares being requested under the 2015 Omnibus Incentive Plan:

Share Authorization (shares in millions)
	Total Shares Available	Equity Dilution: Percent of Shares Outstanding
Shares available under the 2012 MIP(1)	3,217,734	2.27%
Shares available for future awards if the 2015 Omnibus Incentive Plan is approved(2)	7,217,734	5.09%

(1)	As of December 31, 2014.
(2)	Reflects shares that would be available under the 2015 Omnibus Plan, inclusive of the shares that were available under the 2012 MIP as of December 31, 2014.

The following table provides information regarding our annual “burn rate” (see footnote 3 to the table below) for the past three fiscal years under the 2012 MIP.

Burn Rate (shares in millions)
Fiscal Year	Awards Granted(1)	Basic Weighted Average Number of Common Shares Outstanding(2)	Burn Rate(3)
2014	1,029,839	140,594,689	0.73%
2013	3,853,814	139,928,650	2.75%
2012	9,948,962	340,918,128	2.92%

(1)	Includes stock options and RSUs.
(2)	As reported in the Company’s financial statements filed with the 2014 Annual Report.
(3)	Burn rate = # of (Awards Granted) / (Basic Weighted Average Number of Common Shares Outstanding)

We currently expect the number of shares authorized for issuance under the 2015 Omnibus Incentive Plan will be sufficient to provide for future awards for approximately five years, at which time we expect to ask our stockholders to approve an additional share authorization.

No liberal change in control definition. The change in control definition in the 2015 Omnibus Incentive Plan is not a “liberal” definition and, for example, would not be achieved merely upon stockholder approval of a transaction. A change in control must actually occur in order for the change in control provisions in the 2015 Omnibus Incentive Plan to be triggered.

Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The 2015 Omnibus Incentive Plan prohibits granting stock options with exercise prices and SARs with grant prices lower than the fair market value of a share of our common stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

No dividends on unearned awards. The 2015 Omnibus Incentive Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to performance-based vesting.

No repricing or exchange without stockholder approval. The 2015 Omnibus Incentive Plan prohibits the repricing of outstanding stock options or SARs, or the cancellation of out-of-the-money outstanding stock options or SARs for consideration, without stockholder approval, except in connection with certain corporate transactions involving the Company.

“Clawback” provisions. The 2015 Omnibus Incentive Plan contains “clawback” provisions, which provide that the Compensation Committee may include clawback, forfeiture or similar provisions in an award, that provide that if a participant engages in activity that is in conflict with or adverse to the interest of the Company, including fraud or conduct contributing to any financial restatements or irregularities or if the participant violates a noncompete, nonsolicit, nondisclosure or nondisparagement covenant, he or she will surrender and return to the Company any shares received and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act of 2002, and Section 954 of the Dodd-Frank Act), awards shall be subject to clawback, forfeiture or similar requirement.

Summary of the 2015 Omnibus Incentive Plan

The following description of the 2015 Omnibus Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is attached as Annex C to this Proxy Statement, and should be read in conjunction with the following summary.

Purpose

The purpose of the 2015 Omnibus Incentive Plan is to help us attract and retain key personnel by providing them the opportunity to acquire an equity interest in our Company as well as to align the interest of our key personnel with those of our stockholders.

Administration

The Compensation Committee (or subcommittee thereof, if necessary for Section 162(m)) will administer the 2015 Omnibus Incentive Plan. The Compensation Committee will have authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2015 Omnibus Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2015 Omnibus Incentive Plan. The Compensation Committee will have full discretion to administer and interpret the 2015 Omnibus Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Prospective and current employees, directors, officers, consultants or advisors who have been selected by the Compensation Committee and who entered into an award agreement with respect to an award granted to them under the Plan are eligible for awards under the 2015 Omnibus Incentive Plan. The Compensation Committee will have the sole and complete authority to determine who will be granted an award under the 2015 Omnibus Incentive Plan.

Number of Shares Authorized

The 2015 Omnibus Incentive Plan provides for an aggregate of 4 million shares of our common stock plus any shares of our common stock that as of the effective date of the 2015 Omnibus Incentive Plan are available under the 2012 MIP or that become available for issuance under the 2012 MIP Plan. No participant may be granted awards of stock options and stock appreciation rights with respect to more than 1 million shares of our common stock during any single fiscal year. No more than 4 million shares of our common stock may be issued with respect to incentive stock options under the 2015 Omnibus Incentive Plan. No more than 1 million shares of our common stock may be granted under the 2015 Omnibus Incentive Plan with respect to any performance compensation awards to any participant for any single performance period (or with respect to each single fiscal year if the performance period is more than a single fiscal year) or in the event such performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 1 million shares of our common stock on the last day of the performance period to which such award relates. The maximum amount payable to any participant under the 2015 Omnibus Incentive Plan for any single performance period (or with respect to each single fiscal year if the performance period is more than a single fiscal year) is $10 million. The maximum amount of awards that may be granted in any single fiscal year to any non-employee director is $500,000, exclusive of voluntary deferrals by such director of his or her director fees and committee retainers. If any award granted under the 2015 Omnibus Incentive Plan expires, terminates, is canceled or forfeited without being settled or exercised, or if the award is settled in cash or otherwise without the issuance of shares, shares or our common stock will again be made available for future grant. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grant under the 2015 Omnibus Incentive Plan. The closing price of the Company’s common stock as reported on the NASDAQ Stock Market on March 25, 2015 was $22.99.

Awards Available for Grant

The Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, RSUs, performance compensation awards, other stock-based awards or any combination of the foregoing.

Stock Options

The Compensation Committee is authorized to grant options to purchase shares of common stock that are either “qualified,” which include those options that satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” which include those options that are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2015 Omnibus Incentive Plan will be non-qualified unless the applicable award agreement expressly states that the option is intended to an “incentive stock option.” These options will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2015 Omnibus Incentive Plan and unless the Compensation Committee determines otherwise, the exercise price of the options will not be less than the fair market value of our common stock as of the date of grant.

Option granted under the 2015 Omnibus Incentive Plan will be subject to such terms, including the exercise price and the conditions of timing of vesting, exercise and expiration, as may be determined by the Compensation Committee. The maximum term of an option granted under the 2015 Omnibus Incentive Plan will be ten years from the date of grant, unless the Option Period would expire at a time when trading in the shares of our common stock is prohibited by our Company’s securities trading policy or a Company-imposed “black-out period,” in which case, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, check, cash equivalent and/or shares of our common stock (or any combination of the foregoing) valued at the Fair Market Value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee may permit in its sole discretion including: (i) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (ii) if there is a public market for the shares of our common stock at such time, by means of broker-assisted cashless exercise mechanism; or (iii) by means of a “net exercise” procedure effective by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable withholding taxes. Any fractional shares of our common stock will be settled in cash.

Stock Appreciation Rights (SARs)

The Compensation Committee is authorized to award SARs under the 2015 Omnibus Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2015 Omnibus Incentive Plan may include tandem SARs and SARs may also be awarded by the Compensation Committee independent of any option. A SAR granted in tandem with an option shall be subject to the same terms as the option corresponding to such SAR, including with respect to vesting and expiration. The strike price per share of our common stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be established by the Compensation Committee and reflected in the award agreement.

Restricted Stock

The Compensation Committee is authorized to award restricted stock under the 2015 Omnibus Incentive Plan. The awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is our common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time as the underlying stock vests.

Restricted Stock Unit Awards

The Compensation Committee is authorized to award RSU awards. RSU awards will be subject to the terms and conditions established by the Compensation Committee. A RSU award is an award of an unfunded and unsecured promise to deliver shares of our common stock, cash, other securities or other properties, subject to certain restrictions under the 2015 Omnibus Incentive Plan. Unless otherwise provided by the Compensation Committee in an award agreement, upon the expiration of restricted period and the attainment of any other vesting criteria established by the Compensation Committee, the participant will be entitled to one share of our common stock (or other securities or other property, as applicable) for each such outstanding RSU which has not then been forfeited; provided, however, that the Compensation Committee may elect to (i) pay cash or part cash and part our common stock in lieu of delivering only shares of our common stock or (ii) defer the delivery of our common stock (or cash or part common stock and part cash, as the case may be) beyond the expiration of the restricted period if such extension would not cause adverse tax consequences under Section 409A of the Code. To the extent provided in an award agreement, the holder of outstanding RSUs will be entitled to be credited with dividend equivalent payments upon the payment by our Company of dividends on shares of our common stock, at the same time as the underlying RSUs are settled.

Other Stock-Based Awards

The Compensation Committee will be authorized to grant awards of unrestricted shares of our common stock, rights to receive future grants of awards at a future date or other awards denominated in our common stock (including performance shares or performance units), or awards that provide for cash payments based in whole or in part on the value or future value of shares of our common stock under the 2015 Omnibus Incentive Plan, alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards

The Compensation Committee will be authorized to designate any award under the 2015 Omnibus Incentive Plan as a performance compensation award (including cash bonuses) intended to qualify as “performance-based compensation” for purposes of Section 162(m) by conditioning the number of shares earned or vested, or any payout, under the award on the satisfaction of certain “performance goals.” The performance criteria used to establish the performance goal(s) may be based on the attainment of specific levels of performance of our Company including one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units or any combination of the foregoing and shall be limited to the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth or gross billings or gross billings growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation and amortization on an adjusted or unadjusted basis (including EBIT and EBITDA);

•	gross or net operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets or cost reduction goals, general and administrative expense savings;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	enterprise value;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);

•	system-wide revenues;

•	cost of capital, debt leverage year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets or international operations; or

•	any combination of the foregoing.

Any of the above performance criteria may be stated as a percentage of another performance criteria, or a percentage of a prior period’s performance criteria, or used on an absolute, relative or adjusted basis to measure the performance of our Company and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units or any combination thereof, as the Compensation Committee deems appropriate. Any of the above performance criteria may also be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Compensation Committee may provide for accelerated vesting, delivery and exercisability of any award based on the achievement of performance goals. To the extent required under Section 162(m), the Compensation Committee shall, within the first 90 days of a performance period (or within the maximum period allowed under Section 162(m)), define in an objective fashion the manner of calculating the performance criteria it selects to use for such performance period.

The Compensation Committee may also alter performance criteria without obtaining stockholder approval (to the extent it would not result in adverse results under Section 162(m)). The Compensation Committee may modify the calculation of a performance goal during the first 90 days of a performance period (or within the maximum period allowed under Section 162(m)), or at any time thereafter if the change would not cause any performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m), to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in our Company’s fiscal year.

As soon as practicable following the end of the applicable performance period, the Compensation Committee will certify the attainment of the performance goals and will calculate the payment amount or vested percentage with respect to each award, if any, payable or vested with respect to each participant. In no event will any payment or vesting occur with respect to any award for a performance period in which performance fails to attain or exceed the minimum level for the applicable performance goals.

Tax Withholding

A participant may be required to pay to us or make arrangements satisfactory to us to satisfy all federal, state and other withholding tax requirements related to awards under the 2015 Omnibus Incentive Plan. Unless we determine otherwise, a participant may satisfy his or her withholding liability by delivery of shares of our common stock owned by the participant. To the extent permitted by law, we have the right to deduct any withholding taxes from any payment otherwise due to a participant.

Term and Amendment; Prohibition on Repricing

The term of the 2015 Omnibus Incentive Plan is until May 19, 2025. Our Board may at any time amend, alter, suspend, discontinue or terminate the 2015 Omnibus Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2015 Omnibus Incentive Plan.

The Compensation Committee may, to the extent not inconsistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided, that any such action that would materially and adversely affect the rights of any participant with respect to any award will not to that extent be effective without the consent of the affected participant unless the Compensation Committee determines that such action either is required or advisable in order for the Company, the 2015 Omnibus Incentive Plan or the award to satisfy any applicable law or regulation; provided, further, that except in connection with a corporate transaction, if (i) the Compensation Committee reduces the exercise price of any option or the strike price of any SAR, (ii) the Compensation Committee cancels any outstanding option or SAR and replaces it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash in a manner which would either (a) be reportable on our proxy statement or Form 10-K (if applicable) as options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act) or (b) result in any “repricing” for financial statement reporting purposes (or otherwise cause the award to fail to qualify for equity accounting treatment), (iii) the Compensation Committee cancels any outstanding option or SAR that has a per share exercise price or per share strike price (as applicable) at or above the fair market value of a share of our common stock on the date of cancellation, and pays any consideration to the holder thereof or (iv) the Compensation Committee takes any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which our common stock is listed or quoted, then, in the case of the immediately preceding clauses (i) through (iv), any such action shall not be effective without stockholder approval.

Change in Control

If a participant’s employment is terminated without cause (other than due to death/disability) on or within 12 months following a change in control, we may provide that: all stock options and SARs shall become immediately exercisable in full; the restricted period, with respect to all of the shares of restricted stock awards and RSUs, shall expire immediately. If the vesting/exercisability of any award is subject to the achievement of performance conditions, the portion of the award that will become fully vested and exercisable will be based on the assumed achievement of target performance, which will be determined by the Compensation Committee and prorated based on the number of days elapsed between the grant of the award and termination of employment. Additionally, the Compensation Committee may, upon at least 10 days’ notice, cancel any of a participant’s outstanding awards and pay such participant, in cash, securities or other property (including of the acquiring or successor company), the value of the participant’s awards based upon the price per share received by our other stockholders in the event.

Clawback

Award agreements may: (i) include clawback provisions that would apply if a participant engages in activity that is in conflict with or adverse to our interests while employed by or providing services to us, including fraud or conduct contributing to any financial restatements or irregularities, or if participants violate a noncompete, nonsolicit, nondisclosure, nondisparagement covenant or agreement with us; (ii) provide that in the case of an event described in (i) above, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such award, the sale or other transfer of such award or the sale of shares of our common stock acquired in respect of such award, and must promptly repay such amounts to us; or (iii) provide that if a participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Compensation Committee, then the participant shall be required to promptly repay any such excess amount to the Company. In addition, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Act) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which our common stock is listed or quoted, or if so required pursuant to a written policy adopted by us, awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding award agreements).

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2015 Omnibus Incentive Plan and the disposition of shares acquired pursuant to exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

The Code requires that, for treatment of an option as an incentive stock option, shares acquired through exercise of an incentive stock option cannot be disposed of before the later of (1) two years from grant or (2) one year from exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant, vesting or exercise. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the above-mentioned holding periods, the difference between the exercise price and the amount realized upon disposition of the shares will be long-term capital gain or loss. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If the holder of shares acquired through exercise of an incentive stock option disposes of those shares within the holding periods, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the exercise date or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. Finally, if an incentive stock option becomes first exercisable in any year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a nonqualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a nonqualified option”). Upon exercise of a nonqualified option, the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections. In the event of a sale of shares received upon the exercise of a nonqualified option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

Stock Appreciation Rights

No income will be realized by a participant upon grant or vesting of a stock appreciation right. Upon exercise, the participant will recognize ordinary compensation income equal to the fair market value of the payment received in respect of the stock appreciation right. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. No election under Section 83(b) of the Code or any similar law shall be made without the prior written consent of the plan administrator. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock Units

A participant will not be subject to tax upon grant of a RSU. Rather, upon delivery of shares or cash pursuant to a RSU, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the RSU. We will be able to deduct the amount of taxable compensation for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Section 162(m)

In general, Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2015 Omnibus Incentive Plan is intended to satisfy an exception from Section 162(m) with respect to grants of options and stock appreciation rights. In addition, the 2015 Omnibus Incentive Plan is designed to permit certain awards of restricted stock, stock units and other awards (including cash bonus awards) to qualify under the “performance-based compensation” exception to Section 162(m).

New Plan Benefits

Awards under the 2015 Omnibus Incentive Plan will be determined by the Compensation Committee in its discretion, and it is therefore not possible to predict the awards that will be made to particular officers in the future under the 2015 Omnibus Incentive Plan. For information regarding grants made to our named executive officers in fiscal 2014 under the 2012 MIP, see the “Grants of Plan-Based Awards Table” above.

Interests of Certain Persons in the Proposal

To the extent that our directors and other executive officers may in the future receive awards under the 2015 Omnibus Incentive Plan, they also may be deemed to have an interest in the 2015 Omnibus Incentive Plan.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE OUR 2015 OMNIBUS INCENTIVE PLAN.

PROPOSAL 5: STOCKHOLDER PROPOSAL

R2 Investments, LDC, a stockholder of the Company, submitted the following proposal (the “Stockholder Proposal”) in accordance with Exchange Act Rule 14a-8, to be included in this proxy statement and submitted for stockholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of the Company request the Board of Directors to prioritize more highly the return of capital to shareholders relative to other uses of capital, focusing primarily on (i) evaluating the current dividend policy to consider either a special dividend or an ongoing dividend distributed to shareholders on a quarterly basis and/or (ii) implementing a tender, and/or a similar recapitalization mechanism, for a substantial amount of the Company’s stock; all consistent with applicable law and existing contractual obligations.”

Information regarding R2 Investments, LDC’s beneficial ownership of the Company’s common stock will be provided promptly, upon oral or written request to the Company. The principal business address of R2 Investments, LDC is c/o Scepter Holdings, Inc., 301 Commerce Street, Suite 3200, Fort Worth, Texas 76102.

The Stockholders’ Statement in Support of the Stockholder Proposal

According to our analysis and based on current trends, the company should have close to $1 billion of cash by the end of 2015. It is therefore abundantly apparent that the company has moved well beyond its two previous restructurings. But in our view, the company’s current “fortress” balance sheet is positioned as if school districts across the country were going to imminently shutter their doors. In reality, state and local tax revenue now exceeds pre-crisis levels, there are numerous adoptions, and many jurisdictions (including California) have earmarked special taxes to buttress educational spending. This type of “fortress” balance sheet might help the company sleep well at night. However, we believe it to be an inefficient use of company assets and a detriment to shareholder value. In our opinion, the company sits on a veritable mountain of excess liquidity.

While the Board has approved a non-committed $100 million share buyback over a two year period, we think the company should take this opportunity to send a strong signal to the market in a concrete manner that it sees further upside in its business and has confidence in its future. We consequently believe that the company should announce a tender for a substantial amount of stock (or a similar recapitalization mechanism), or at least institute a dividend.

Much as stock tenders signal the company’s belief in its future prospects, dividends also signal a company’s belief in the stability of its core business. Each of the company’s public peers (Pearson, Wiley and Scholastic) has a healthy on-going dividend, and we believe that instituting a similar policy could open the company up to an additional investor base focused on yield. The company’s competitors have apparently realized the importance of returning capital to their shareholders, and we hope that this company can also see the benefits of such an approach.

The lack of any meaningful action on these fronts is truly mystifying given the company’s “fortress” balance sheet, its ample free-cash-flow generation and the clear signal that this would, in our view, send to the markets about the Board’s and management’s confidence in the company’s outlook. We believe that with the approximately $7 per share of cash it is expected to have at the end of this year and the approximately $2 per share it should generate each year thereafter, the company should do something to benefit its shareholders. Empire building isn’t always the best policy.

The Board’s Statement in Opposition to the Stockholder Proposal

The Board has carefully considered the Stockholder Proposal and believes that it is not in the best interests of the Company’s stockholders. Consequently, the Board recommends a vote “AGAINST” the proposal.

The Board’s and Company’s principal goal is to create long-term stockholder value. As stewards of the Company’s capital, the Board actively and consistently considers how best to prioritize use of the Company’s capital to do so. To that end, the Board has considered and authorized a capital allocation strategy. The elements of that strategy are to drive organic growth, pursue strategic acquisition opportunities and return capital to stockholders, when appropriate. Consistent with this strategy, in November 2014, the Board authorized a $100 million share repurchase program that may be executed over a period of two years. The Board will continue to actively consider ways to pursue opportunities that are consistent with the Company’s capital allocation strategy that the Board deems prudent and appropriate under the circumstances.

The Board believes that it is in the best interest of the Company’s stockholders for the Company to maintain adequate cash reserves and other sources of liquidity to help preserve the Company’s future flexibility and competitive position in the event of unforeseen future events. The Board is constantly evaluating what liquidity may be appropriate under such circumstances.

Finally, the Board evaluates the Company’s financial condition and liquidity, its business and its competitive position on an ongoing basis. In doing so, the Board is in regular communication with the Company’s management regarding opportunities available to, or challenges facing, the Company. Given this unique perspective, the Board believes that it has the most relevant information and is in the best position to determine the strategy for employing the capital of the Company.

FOR THESE REASONS, THE BOARD URGES THE COMPANY’S STOCKHOLDERS TO VOTE “AGAINST” THE STOCKHOLDER PROPOSAL RECOMMENDING A CHANGE IN THE PRIORITIES OF THE COMPANY’S CAPITAL ALLOCATION STRATEGY.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor (subject to stockholder ratification) and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in the Company’s Audit Committee Charter.

Our management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control over financial reporting and the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles.

PricewaterhouseCoopers LLP, our independent registered public accounting firm for 2014, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2014 with management and with PricewaterhouseCoopers LLP. These audited financial statements are included in our 2014 Annual Report. The Audit Committee has reviewed and discussed with management management’s report on the effectiveness of the Company’s internal control over financial reporting as well as PricewaterhouseCoopers LLP’s report related to its audit of: (i) our consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company, its employees and agents and the Board.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our 2014 Annual Report, for filing with the SEC.

Audit Committee Members
John F. Killian (Chair)
Lawrence K. Fish
Jill A. Greenthal
E. Rogers Novak, Jr.

PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 24, 2015, upon the recommendation of the Audit Committee, the Board appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for 2014. Representatives from PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions.

The following table sets forth the fees billed to the Company by PricewaterhouseCoopers LLP for services rendered by PricewaterhouseCoopers LLP to the Company for each of the last two years:

	2014	2013
Audit Fees(1)	$2,387,547	$2,503,078
Audit-Related Fees(2)	49,333	161,585
Tax Fees(3)	—	65,295
All Other Fees(4)	3,600	1,800

Total Fees	$2,440,480	$2,731,758

(1) Consists of fees paid for professional services necessary to perform an audit of the financial statements (which was an integrated audit in 2014), review of the quarterly and annual reports and statutory audits, initial public offering-related services and other services required to be performed by our independent auditors.

(2) Consists of fees paid for services that are reasonably related to the performance of the audit or review of our financial statements, including the support of business acquisition and divestiture activities.

(3) Consists of fees paid in 2013 for professional services rendered for assistance with federal, state, local and international tax compliance, tax planning and tax advice.

(4) Consists of fees paid for licenses to technical accounting research software.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2013 and 2014, the Audit Committee approved all fees billed by PricewaterhouseCoopers LLP prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

SECURITY OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 12, 2015 (the “Ownership Date”) (at which point there were 142,924,910 shares of our common stock outstanding, including time-based and performance-based vesting restricted stock) regarding the beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director and director nominee of the Company; (iii) each named executive officer; and (iv) all of our executive officers and directors, as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares of common stock for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes shares of common stock that each such person has the right to acquire within 60 days following the Ownership Date, including upon the exercise of options or warrants or the vesting of RSUs. Where applicable, we calculate the beneficial ownership percentage of a person by including the number of shares of common stock deemed to be beneficially owned by that person (by reason of the right to acquire such shares within 60 days following the Ownership Date) in both the numerator and the denominator that are used for such calculation.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Paulson & Co. Inc.(1)	32,312,552	22.4%
Anchorage Funds(2)	21,839,380	15.2%
Lazard Asset Management LLC(3)	11,958,794	8.4%
BlackRock, Inc.(4)	10,773,470	7.5%
FMR LLC(5)	9,027,271	6.3%
Lawrence K. Fish	19,532	*
Sheru Chowdhry	—	—
L. Gordon Crovitz	11,814	*
Jill A. Greenthal	12,770	*
John F. Killian	6,800	*
John R. McKernan, Jr.	11,342	*
E. Rogers Novak, Jr.	10,160	*
Jonathan F. Miller	6,650	*
Linda K. Zecher(6)	2,313,644	1.6%
Eric L. Shuman(7)	565,353	*
Lee R. Ramsayer(8)	285,111	*
Brook M. Colangelo(9)	55,555	*
Bridgett P. Paradise(10)	18,507	*
All directors, director nominees and executive officers as a group (18 persons)(11)	4,311,893	2.9%
*	Less than 1%.

(1)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2014 by Paulson. The address of Paulson is 1251 Avenue of the Americas, New York, NY 10020.

Paulson is an investment advisor that is registered under the Investment Advisers Act of 1940, and its affiliates furnish investment advice to and manage onshore and offshore investment funds and separate managed accounts (such investment funds and accounts, the “Paulson Funds”). In its role as investment advisor or manager, Paulson possesses voting and/or investment power over the securities of the Company that are owned by the Paulson Funds. All securities reported herein are owned by the Paulson Funds. Paulson disclaims beneficial ownership of such securities.

According to the Schedule 13G, the 32,312,552 shares of common stock discussed in this footnote consist of: (i) 30,912,558 shares of common stock; and (ii) 1,399,994 shares of common stock issuable upon conversion of warrants.

(2)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2014 by: Anchorage Capital Group, L.L.C. (“Capital Group”); Anchorage Advisors Management, L.L.C. (“Management”); Anthony L. Davis (“Mr. Davis”); Kevin M. Ulrich (“Mr. Ulrich”); and Anchorage Capital Master Offshore, Ltd. (“ACMO”) (collectively, the “Anchorage Reporting Persons”). The address of each of the Anchorage Reporting Persons is 610 Broadway, 6th Floor, New York, NY 10012.

Includes shares of common stock held for the accounts of ACMO, Anchorage Illiquid Opportunities Offshore Master, L.P. (“AIOOM”), Anchorage Illiquid Opportunities Offshore Master II, L.P. (“AIOOM II”), Anchorage Illiquid Opportunities Offshore Master III, L.P. (“AIOOM III”) and GRF Master Fund II, L.P. (“GRF Fund”) and PCI Fund LLC (“PCI Fund”) (collectively, the “Anchorage Funds”). Capital Group is the investment advisor to the Anchorage Funds. Management is the sole managing member of Capital Group. Mr. Davis is the President of Capital Group and a managing member of Management, and Mr. Ulrich is the Chief Executive Officer of Capital Group and the other managing member of Management.

According to the Schedule 13G/A, each of Capital Group, Management, Mr. Davis and Mr. Ulrich may be deemed the beneficial owner of 21,839,380 shares, which includes: (i) 19,330,830 shares, and 415,392 shares obtainable upon exercise of warrants, held for the account of ACMO; (ii) 409,795 shares, and 17,272 shares obtainable upon exercise of warrants, held for the account of AIOOM; (iii) 136,598 shares, and 4,376 shares obtainable upon exercise of warrants, held for the account of AIOOM II; (iv) 622,320 shares, and 8,212 shares obtainable upon exercise of warrants, held for the account of AIOOM III; (v) 755,591 shares, and 4,254 shares obtainable upon exercise of warrants, held for the account of the GRF Fund; and (vi) 134,740 shares held for the account of the PCI Fund.

(3)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on February 4, 2015 by Lazard Asset Management LLC. The address of Lazard Asset Management LLC is 30 Rockefeller Plaza, New York, NY 10112.

(4)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on January 26, 2015 by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(5)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2015 by FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

According to the Schedule 13G, Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”) to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment

Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(6)	The amount of shares beneficially owned includes 125,373 shares of performance-based vesting restricted stock and 59,701 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the officer ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to forfeiture if the performance criteria in the award agreement are not satisfied or if the officer ceases employment with the Company prior to the vesting of such shares. The amount of shares beneficially owned also includes 2,127,524 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company.

(7)	The amount of shares beneficially owned includes 45,970 shares of performance-based vesting restricted stock and 21,891 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the officer ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to forfeiture if the performance criteria in the award agreement are not satisfied or if the officer ceases employment with the Company prior to the vesting of such shares. The amount of shares beneficially owned also includes 485,714 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company.

(8)	The amount of shares beneficially owned includes 37,612 shares of performance-based vesting restricted stock and 17,910 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the officer ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to forfeiture if the performance criteria in the award agreement are not satisfied or if the officer ceases employment with the Company prior to the vesting of such shares. The amount of shares beneficially owned also includes 229,358 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company.

(9)	The amount of shares beneficially owned includes 25,075 shares of performance-based vesting restricted stock and 11,940 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the officer ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to forfeiture if the performance criteria in the award agreement are not satisfied or if the officer ceases employment with the Company prior to the vesting of such shares. The amount of shares beneficially owned also includes 18,334 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company.

(10)	The amount of shares beneficially owned includes 12,537 shares of performance-based vesting restricted stock and 5,970 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the officer ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to forfeiture if the performance criteria in the award agreement are not satisfied or if the officer ceases employment with the Company prior to the vesting of such shares.

(11)	The amount of shares beneficially owned includes 332,238 shares of performance-based vesting restricted stock and 158,207 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the officer ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to forfeiture if the performance criteria in the applicable award agreement are not satisfied or if the officer ceases employment with the Company prior to the vesting of such shares. The amount of shares beneficially owned also includes 3,724,618 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, in each case subject to continued employment with the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to compensation plans under which our equity securities are authorized for issuance as of December 31, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(3)	11,140,023	$13.33	3,217,734
Equity compensation plans not approved by security holders	—	—	—

Total	11,140,023	$13.33	3,217,734

(1)	Includes: (i) 10,968,158 shares of common stock issuable pursuant to outstanding stock option awards as of December 31, 2014 with a weighted-average exercise price of $13.33; and (ii) 171,865 shares of common stock issuable pursuant to outstanding RSU awards as of December 31, 2014. There is no exercise price associated with the vesting of RSU awards.
(2)	The calculation of the weighted-average exercise price in this column excludes the shares issuable pursuant to outstanding RSU awards as of December 31, 2014, because there is no exercise price associated with the vesting of RSU awards.
(3)	In 2012, as a result of the Company’s Pre-Packaged Chapter 11 Plan of Reorganization, the Company adopted the 2012 MIP, which became effective upon emergence from bankruptcy proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act generally requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC rules to furnish us with copies of Section 16(a) forms that they file. We believe that all of our directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them in 2014 and 2013, with the exception of one transaction disclosed in last year’s proxy statement and one transaction required to be reported on Form 4 by Mr. Colangelo, which was later reported on Form 5.

Stockholder Proposals for the 2016 Annual Meeting

From time to time, stockholders present proposals, which may be proper subjects for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. Any stockholder who desires to bring a proposal at our 2016 Annual Meeting of Stockholders, without including such proposal in our proxy statement, must deliver written notice thereof to our Secretary, not before January 20, 2016 and not later than February 19, 2016. We must receive stockholder proposals intended to be included in the 2016 proxy statement no later than December 2, 2015 at 5:00 p.m., Eastern Time. In order to qualify for inclusion in our proxy statement, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act. If a stockholder proposal is not properly submitted for inclusion in the 2016 proxy statement pursuant to the requirements described above (but otherwise complies with the advance notice provisions of our By-Laws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2016 proxy statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders of record will receive a copy of our 2014 Annual Report with this proxy statement. Stockholders may request additional copies in writing to the following address:

Houghton Mifflin Harcourt Company

222 Berkeley Street

Boston, MA 02116

Attn: Corporate Secretary

Delivery of Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials

We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials or one Notice, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our 2014 Annual Report and/or our Notice, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please contact our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at (617) 351-5000.

If your common stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our 2014 Annual Report or the Notice, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact us as indicated above. Stockholders sharing an address who are receiving multiple copies of proxy materials and who want to receive a single copy of our 2014 Annual Report, proxy statement and/or our Notice may do so by contacting our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at (617) 351-5000.

Other Business

The Board does not know of any matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting or any postponement or adjournment thereof, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including reports on Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.hmhco.com) and click on “SEC Filings” in the “Investor Relations” section of the website.

ANNEX A

HOUGHTON MIFFLIN HARCOURT COMPANY

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES

The following is a reconciliation of net sales prepared in accordance with generally accepted accounting principles in the United States (GAAP) to Billings as used in calculate incentive compensation for 2014 under our Annual Bonus Plan:

($ in millions)	2014
Net Sales	$1,372
Change in Deferred Revenue	230

Billings	$1,602

The following is a reconciliation of net income prepared in accordance with GAAP to adjusted EBITDA and Adjusted Cash EBITDA as used in calculate incentive compensation for 2014 under our Annual Bonus Plan:

($ in millions)	2014
Net Loss	$(111)
Interest Expense	18
Provision for Income Taxes	6
Depreciation Expense	72
Amortization Expense	247
Non-Cash Charges- Stock Compensation	11
Non-Cash Charges- Gain on Derivative Instruments	2
Non-Cash Charges- Asset Impairment Charges	2
Purchase Accounting Adjustments	4
Fees Expenses or Charges for Equity Offerings, Debt or Acquisitions	4
Restructuring	3
Severance, Separation Costs and Facility Closures	7
Reorganization Items, Net	—
Debt Extinguishment Loss	—

Adjusted EBITDA	$265

Change in Deferred Revenue	230

Adjusted Cash EBITDA	$495

The following is a reconciliation of free cash flow:

($ in Millions)	2014
Net cash provided by operating activities	$491
Additions to pre-publication costs	(116)
Additions to property, plant, and equipment	(67)

Free Cash Flow	$308

Use of Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted EBITDA, Adjusted Cash EBITDA, Billings and Free Cash Flow as non-GAAP measures in addition to our GAAP results. This information should be considered as supplemental in

A-1

ANNEX A

nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA provides an indicator of our performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, non-cash charges, or levels of depreciation or amortization along with cost such as severance, facility closure cost, and acquisition cost. Accordingly, our management believes that this measurement is useful for comparing our performance from period to period. In addition, targets and positive trends in Adjusted Cash EBITDA are used as performance measures and to determine certain compensation of management. Management believes that the presentation of Adjusted Cash EBITDA and Billings also provides useful information to our investors and management as an indicator of our cash performance as it takes into account our deferred revenue and is not affected by the aforementioned items excluded from adjusted EBITDA. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as an important indicator of cash available for servicing debt, investing in organic growth, strategic acquisitions and/or returning cash to stockholders.

Other companies may define these non-GAAP measures differently and, as a result, our measure of these non-GAAP measures may not be directly comparable to adjusted EBITDA, Adjusted Cash EBITDA, Billings or free cash flow of other companies. Although we use non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures are limited as they include and/ or do not include certain items not included and/or included in the most directly comparable GAAP measure. Billings, Adjusted EBITDA and Adjusted Cash EBITDA should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA and Adjusted Cash EBITDA are not intended to be a measure of liquidity nor is free cash flow intended to be a measure for discretionary use. You are cautioned not to place undue reliance on these non-GAAP measures.

A-2

ANNEX B

HOUGHTON MIFFLIN HARCOURT COMPANY

EMPLOYEE STOCK PURCHASE PLAN

This Employee Stock Purchase Plan of Houghton Mifflin Harcourt Company was adopted on February 24, 2015 and approved by stockholders on             , 2015.

1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with a convenient opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the United States Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(d) “Company” means Houghton Mifflin Harcourt Company, a Delaware corporation.

(e) “Compensation” means the base salary (determined on such date as may be established by the Compensation Committee) received by an Employee from the Company or a Designated Subsidiary.

(f) “Compensation Committee” means a committee appointed by the Board. In the absence of a contrary designation by the Board, the Compensation Committee shall be the Compensation Committee of the Board.

(g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave, military leave, or other bona fide leave of absence which is required by law to be considered uninterrupted service or which is otherwise approved by the Compensation Committee if the period of such leave does not exceed 90 days, or if longer, so long as the individual’s right to reemployment as an Employee is guaranteed either by contract or statute; or (ii) transfers between locations of the Company or between and among the Company and its Designated Subsidiaries. For purposes of clarification, the disposition of a Designated Subsidiary shall constitute a termination of the Continuous Status as an Employee of any Employee employed by such Designated Subsidiary.

(h) “Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.

(i) “Corporate Transaction” means a “Change in Control” as such term is defined in the Company’s 2015 Omnibus Incentive Plan.

(j) “Designated Broker” shall mean the institution selected by the Compensation Committee.

(k) “Designated Subsidiaries” means (i) all Subsidiaries organized under the laws of any state of the United States of America, except with respect to any of such Subsidiaries which the Board or the Compensation Committee has determined is not eligible to participate in the Plan and (ii) each other Subsidiary which the Board or Compensation Committee has specifically determined as eligible to participate in the Plan.

(l) “Employee” means any person who is an employee of the Company or one of its Designated Subsidiaries for tax purposes and who is (i) customarily employed thereby for more than twenty hours per week and (ii) customarily employed for more than five months in any calendar year.

(m) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, for any date, the closing sales price of a Share on the primary exchange on which the Common Stock is traded on such date or, in the event that the Common Stock is not traded on such date, then the immediately preceding trading date.

(o) “Maximum Number of Shares” means an amount of Shares equal to the quotient of (x) $12,500 (to be equitably adjusted if an Offering Period is longer or shorter than six months) divided by (y) the Fair Market Value of a Share on the first day of the applicable Offering Period.

(p) “New Purchase Date” shall have the meaning ascribed to it in Section 16(b).

(q) “Offering Date” means the first day of each Offering Period, as determined in accordance with Section 3.

(r) “Offering Period” means the period described in Section 3.

(s) “Plan” means this Houghton Mifflin Harcourt Company Employee Stock Purchase Plan.

(t) “Participant” means an eligible Employee who has elected to participate in the Plan in accordance with Section 5.

(u) “Purchase Date” means the last day of each Offering Period.

(v) “Purchase Price” means the amount specified by the Compensation Committee for an Offering Period. Unless otherwise determined by the Compensation Committee, the Purchase Price for an Offering Period shall be equal to 85% of the lower of (i) the Fair Market Value of a Share on the Offering Date and (ii) the Fair Market Value on the Purchase Date.

(w) “Reserves” shall have the meaning ascribed to it in Section 16(a).

(x) “Rule 16b-3” means Rule 16b-3 adopted under Section 16 of the Exchange Act.

(y) “Share” means a share of Common Stock, as adjusted in accordance with Section 16.

(z) “Subsidiary” means a corporation which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3. Offering Periods. The Plan shall be implemented by a series of two consecutive six-month Offering Periods commencing on January 1 and July 1 of each calendar year and ending on the following June 30 and December 31, respectively; provided, however, that the Compensation Committee may determine that any Offering Period shall commence on a different date and/or be of a different duration, subject to the limitations of Section 423 of the Code.

4. Eligibility. Subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code (and unless different dates are established by the Compensation Committee in respect of any Offering Period), a person shall be eligible to participate in an Offering Period if such person is (i) with respect to Offering Periods that commence on July 1, an Employee of the Company or a Designated Subsidiary from the immediately preceding May 1 (or, if such date is not a business day, the next following business day) through and including the Offering Date for such Offering Period and (ii) with respect to Offering Periods that commence on January 1, an Employee of the Company or a Designated Subsidiary from the immediately preceding November 1 (or, if such date is not a business day, the next following business day) through and including the Offering Date for such Offering Period.

5. Participation.

(a) An eligible Employee may become a Participant in respect of an Offering Period by electing to participate in the manner approved by the Compensation Committee. An Employee that elects to participate in an Offering Period shall do so prior to the tenth day preceding the first day of the applicable Offering Period (or, if such date is not a business day, the next following business day), unless a different time for electing to participate is set by the Compensation Committee. An eligible Employee’s election to participate in an Offering Period shall remain in effect for all future Offering Periods until the Employee notifies the Company that he or she elects to withdraw from the Plan.

(b) A Participant’s election shall indicate either a fixed dollar amount or a non-fractional percentage of such Participant’s Compensation, in either case, as may be determined by the Compensation Committee, to be contributed during the applicable Offering Period; provided, however, that (i) a Participant’s election shall be subject to the limitations of Section 7(b), and (ii) a Participant shall not be entitled to elect more than 5% of such Participant’s Compensation.

6. Method of Payment of Contributions.

(a) Payroll deductions shall be made from a Participant’s Compensation during an Offering Period in an aggregate amount equal to the Participant’s contribution election for such Offering Period. All payroll deductions made by a Participant shall be credited to his or her account under the Plan. A Participant may not make a prepayment or any additional payments into such account. Payroll deductions in respect of any Offering Period shall commence on the first full payroll following the first day of the associated Offering Period and shall end on the last payroll paid on or prior to the Purchase Date of such Offering Period, unless sooner terminated by the Participant as provided in Section 10.

(b) A Participant may elect at any time during an Offering Period (but with prospective effect only) to reduce (but not increase) the payroll deduction percentage he or she has elected in respect of such Offering Period in accordance with such procedures as may be established by the Compensation Committee. A Participant may make only one such election during an Offering Period. An election to reduce the payroll deduction percentage to zero (0%) shall not be treated as an election to withdraw under Section 10(a).

(c) Participants on an authorized leave of absence during an Offering Period may continue to participate in such Offering Period; provided, however, that a Participant on an authorized leave of absence will have contributions suspended during such leave of absence and, absent any other instruction from such Participant, such contributions will resume upon the next payroll following such Participant’s return from such leave of absence.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 7(b) herein, a Participant’s payroll deductions may be decreased by the Company to zero during any Offering Period.

7. Grant of Option.

(a) On each Offering Date, each Participant shall be deemed to have been granted an option to purchase as many Shares (rounded down to the nearest whole Share or fractional Share as determined by the Board or the

Administrative Committee) as may be purchased with his or her Contributions during the related Offering Period at the Purchase Price; provided, however, that such option shall be subject to the limitations set forth in Section 7(b) below, Section 11, and may be reduced pursuant to Section 6, in each case, if applicable.

(b) Notwithstanding any contrary provisions of the Plan, each option to purchase Shares under the Plan shall be limited as necessary to prevent any Employee from (i) immediately after the grant, owning capital stock of the Company and holding outstanding options to purchase capital stock of the Company possessing, in the aggregate, more than five percent of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, including for this purpose any stock attributed to such Employee pursuant to Section 424(d) of the Code, (ii) acquiring rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code or any other similar arrangements maintained by the Company or any of its Subsidiaries) of the Company and its Subsidiaries which accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding and exercisable at any time or (iii) purchasing, in respect of any Offering Period, more than the Maximum Number of Shares.

8. Exercise of Option; Interest.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date, and the number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. The Board or the Compensation Committee may in its discretion permit the issuance of fractional Shares. Interest on Contributions (as calculated in accordance with Section 8(c)) and any amounts accumulated in a Participant’s account that are not used to purchase Shares (if any) shall be refunded to the Participant in cash. Notwithstanding Section 9 below, the Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant as of the Purchase Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

(b) At the time an option granted under the Plan is exercised, in whole or in part, or at the time some or all of the Common Stock issued to a Participant under the Plan is disposed of, the Participant must make adequate provisions for any applicable federal, state or other tax withholding obligations, if any, which arise upon the Purchase Date or the disposition of the Common Stock. At any time, the Company or a Designated Subsidiary may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of Common Stock by the Participant earlier than as described in Section 423(a)(1) of the Code.

(c) Unless otherwise determined by the Compensation Committee for an Offering Period, no interest shall be credited to the Participant’s accounts.

9. Delivery. As promptly as practicable after each Purchase Date, the number of Shares purchased by each Participant upon exercise of his or her option shall be deposited into an account established in the Participant’s name with the Designated Broker. The Compensation Committee may require that Shares may not be transferred out of such Participant’s account with the Designated Broker (or sold or otherwise disposed of) until a specified period following the applicable Purchase Date has elapsed (which specified period shall initially be six months until changed by the Compensation Committee) (but not beyond the later of two years following the Offering Date and one year following the Purchase Date), except as otherwise permitted by the Compensation Committee in its sole discretion, or in connection with a Corporate Transaction; and may also require that no Share may be transferred out of such Participant’s account with the Designated Broker other than in connection with the “disposition,” as such term is used in Section 423(a)(1) of the Code, of such Share.

10. Voluntary Withdrawal; Termination of Employment.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company in the manner directed by the Company. All of the Participant’s Contributions, plus any interest, credited to his or her account with respect to an Offering Period will be paid to him or her as soon as administratively practicable after receipt of his or her notice of withdrawal, his or her option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the Participant with respect to such Offering Period. A Participant’s withdrawal from the Plan during an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

(b) Upon termination of the Participant’s Continuous Status as an Employee prior to a Purchase Date for any reason, including retirement or death, the Contributions, plus any interest, credited to his or her account will be returned to him or her and his or her option will be automatically terminated; provided, however, that in the event of the death of a Participant, the Company shall deliver the Contributions, plus any interest, to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such amounts to the spouse or to any one or more dependents or relatives of the Participant.

11. Shares.

(a) Subject to adjustment as provided in Section 16, the maximum number of Shares which shall be made available for sale under the Plan shall be 1.3 million. Shares delivered by the Company may be authorized and unissued Shares, Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase or a combination of the foregoing. If the Compensation Committee determines at any time that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed the number of Shares that are available for sale under the Plan on such Purchase Date, the Board or the Compensation Committee may in its discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Purchase Date, in as uniform a manner as shall be practicable and as it shall determine to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 17 below.

(b) The Participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

12. Administration.

(a) Subject to the express provisions of the Plan, the Compensation Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The authority of the Compensation Committee includes, without limitation, the authority to (i) determine procedures for setting or changing payroll deduction percentages, and obtaining necessary tax withholdings, and (ii) adopt amendments to the Plan in accordance with Section 17. The determinations of the Compensation Committee shall be final, binding, and conclusive.

(b) The Board and the Compensation Committee may delegate any or all of their authority and obligations under this Plan to such committee or committees (including without limitation, a committee of the Board) or officer(s) of the Company as they may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in the Plan document to the rights and obligations of the Compensation Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board.

13. Transferability. Neither amounts accumulated in a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 10) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

14. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

15. Reports. Statements of account will be made available to Participants by the Company or the Designated Broker in the form and manner designated by the Compensation Committee.

16. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, (i) the number of Shares covered by each option under the Plan that has not yet been exercised, (ii) the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), and (iii) the number of Shares set forth in Section 11 above, shall, if applicable, be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or any increase or decrease in the value of a Share resulting from a spin-off or split-up; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the Corporate Transaction and the Board shall notify each Participant in writing, at least ten days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 16, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of Shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 16); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

(c) Sales of Designated Subsidiaries and Business Units. In the event the Company consummates the sale or transfer of a Designated Subsidiary, business unit or division to an unaffiliated person or entity, or the spin-off of a Designated Subsidiary, business unit or division to shareholders during an Offering Period, the Contributions, plus any interest thereon (if any), credited to the account of each Participant employed by such Designated Subsidiary, business unit or division, as applicable, as of the time of such sale, transfer or spin-off with respect the offering to which such Offering Period relates, will be returned to the Participant and the Participant’s option will be automatically terminated.

(d) Other Adjustments. The Compensation Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

17. Amendment or Termination.

(a) The Board may at any time and for any reason terminate the Plan. Except as provided in Section 16, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan. Either the Board or the Compensation Committee may amend the Plan, provided, however, that the Compensation Committee may amend the Plan only to the extent required to comply with applicable law. Except as provided in Section 16 and in this Section 17, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board or the Compensation Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Compensation Committee determines in its sole discretion advisable that are consistent with the Plan.

18. International Participants. The Compensation Committee shall have the power and authority to allow any of the Company’s Subsidiaries other than Designated Subsidiaries to adopt and join in the portion of the Plan that is not intended to comply with Section 423 of the Code and to allow employees of such Subsidiaries who work or reside outside of the United States an opportunity to acquire Shares in accordance with such special terms and conditions as the Compensation Committee may establish from time to time, which terms and conditions may modify the terms and conditions of the Plan set forth elsewhere in the Plan. Without limiting the authority of the Compensation Committee, the special terms and conditions which may be established with respect to any foreign country, and which need not be the same for all foreign countries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of participants, the purchase price of any Shares to be acquired, the length of any Offering Period, the maximum amount of contributions, credits or Shares which may be acquired by any participating employees, and a participating employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares hereunder, or termination of employment. Any purchases made pursuant to the provisions of this Section 18 shall not be subject to the requirements of Section 423 of the Code.

19. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21. Term of Plan; Effective Date. The Plan was adopted by the Board on February 24, 2015, and approved by the Company’s stockholders on             , 2015. The Plan shall continue in force and effect until terminated under Section 17.

22. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

ANNEX C

HOUGHTON MIFFLIN HARCOURT COMPANY

2015 OMNIBUS INCENTIVE PLAN

1. Purpose. The Houghton Mifflin Harcourt Company 2015 Omnibus Incentive Plan (the “Plan”) is intended to help Houghton Mifflin Harcourt Company, a Delaware corporation (including any successor thereto, the “Company”) and its Affiliates (i) attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation measured by reference to the value of Common Stock or other performance objectives and (ii) align the interests of key personnel with those of the Company’s shareholders.

2. Effective Date; Duration. The Plan shall be effective as of May 19, 2015 (the “Effective Date”). The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

3. Definitions. The following definitions shall apply throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “ controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan.

(c) “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, the Company or an Affiliate having “cause” to terminate the Participant’s employment or service, (i) as such term is defined in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change-in-control, severance or any other agreement (or the absence of any definition of “cause” or term of similar import therein), due to the Participant’s (A) willful misconduct or gross neglect of the Participant’s duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate; (C) failure or refusal to perform the Participant’s duties; (D) conviction of, or guilty or no contest plea to, a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the written policies of the Company or an Affiliate; (F) misappropriation or misuse of Company or Affiliate funds or property or other act of personal dishonesty in connection with the Participant’s employment; or (G) willful breach of fiduciary duty. The determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement (or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate) states otherwise, be deemed to occur upon any of the following events:

(i) the acquisition by any Person of Beneficial Ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”); or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates, or by any Permitted Holder;

(ii) a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity (other than a Permitted Holder) that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, and other than a Permitted Holder), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to obtain the exception for performance-based compensation under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such common shares may be converted or into which it may be exchanged).

(j) “Disability” means cause for termination of the Participant’s employment or service due to a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.

(k) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and/or (iii) an “independent director” under the rules of NASDAQ or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(l) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once the Participant begins employment with or providing services to the Company or its Affiliates).

(m) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(n) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on such exchange on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (ii) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(o) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(p) “NASDAQ” means The Nasdaq Global Market.

(q) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(r) “Option” means an Award granted under Section 7 of the Plan.

(s) “Performance Compensation Award” means an Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(t) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(u) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(v) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(w) “Performance Period” shall mean the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining the Participant’s right to, and the payment of, a Performance Compensation Award.

(x) “Permitted Holder” shall mean the informal group of unaffiliated holders of First Lien Bank Claims and 10.5% Notes Claims that have executed the Restructuring Support Agreement, dated as of May 10, 2012, by and among the parties thereto (as amended from time to time) (but excluding any such holder that as of June 22, 2012, was not the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of Common Stock or voting power of the Company), and their Affiliates, advisors, nominees or investment managers.

(y) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(z) “Prior Plan” means the HMH Holdings (Delaware), Inc. 2012 Management Incentive Plan.

(aa) “Restricted Stock” means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.

(bb) “Restricted Stock Unit” means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.

(cc) “Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(dd) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

4. Administration.

(a) The Committee shall administer the Plan, and shall have the sole and plenary authority to: (i) designate Participants; (ii) determine the type, size, and terms and conditions of Awards to be granted; (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, or suspended; (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred either automatically or at the Participant’s or Committee’s election; (v) interpret and administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any Award granted under, the Plan; (vi) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting, delivery or exercisability of, payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law, including Section 162(m) of the Code. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, or any exception or exemption under the rules of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time the Participant takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b) The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are or may reasonably be expected to be “covered employees” for purposes of Section 162(m) of the Code. Any such allocation or delegation may be revoked by the Committee at any time.

(c) As further set forth in Section 15(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is required by applicable law or regulation.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) The Board may at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Subject to Section 12 of the Plan and subsections (c) and (d) below, the following limitations apply to the grant of Awards: (i) no more than (x) 4 million shares of Common Stock plus (y) any shares of Common Stock that as of the Effective Date are available for issuance under the Prior Plan or that are subject to outstanding awards under the Prior Plan that become available after the Effective Date for issuance pursuant to Section 5(c) below, may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) no more than 1 million shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any single fiscal year; (iii) no more than 4 million shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) no more than 1 million shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1 million shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash described in Section 11(a) of the Plan shall be $10 million; and (vi) the maximum amount (based on the fair value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee director shall be $500,000, exclusive of voluntary deferrals by such director of his or her director fees and committee retainers.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered; provided, that if the Fair Market Value equivalent of such shares is paid in cash, such shares shall again become available for other Awards; provided, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by the Participant are surrendered or tendered to the Company in payment of the Exercise Price or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall again become available for other Awards; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options. If and to the extent all or any portion of an Award expires, terminates or is canceled or forfeited for any reason without the Participant having received any benefit therefrom, the shares covered by such Award or portion thereof shall again become available for other Awards. For purposes of the foregoing sentence, the Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor. The foregoing provisions of this Section 5(c) shall apply to both (x) Awards granted under the Plan (including Substitute Awards) and (y) awards under the Prior Plan that are outstanding on the Effective Date.

(d) The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards; provided, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

(e) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

6. Eligibility. Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award agreement with respect to an Award granted to them under the Plan (each such Eligible Person, a “Participant”).

7. Options.

(a) Generally. Each Option shall be subject to the conditions set forth in the Plan and in the Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and its Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b).

(c) Vesting, Exercise and Expiration. Subject to Section 5(f), the Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s securities trading policy or a Company-imposed “blackout period”, in which case the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has made payment in full to the Company of the Exercise Price and an amount equal to any U.S. Federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock (or any combination of the foregoing) valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit, in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes; or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. The Committee may provide in an Award agreement that, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a “net exercise” procedure described above. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.

(g) Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a subsidiary or a parent of the Company, the Option Period shall not exceed five years from the date of grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.

(h) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8. Stock Appreciation Rights (SARs).

(a) Generally. Each SAR shall be subject to the conditions set forth in the Plan and the Award agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.

(b) Strike Price. The strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the date of grant); provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b).

(c) Vesting and Expiration. A SAR granted in tandem with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. Subject to Section 5(f), a SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s securities trading policy or a Company-imposed “blackout period”, the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).

(d) Method of Exercise. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. The Committee may provide in an Award agreement that, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in the Plan and the Award agreement. Subject to Section 5(f), the Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the “Restricted Period”), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested. The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units, which acceleration shall not affect any other terms and conditions of such Awards. No shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee also may cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the Award agreement, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock.

(c) Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a shareholder with respect thereto), and/or to such Restricted Stock Units, as applicable, including to any dividends and/or dividend equivalents that may have been accumulated and withheld during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award agreement shall be of no further force or effect, except as set forth in the Award agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or the Participant’s beneficiary (via book entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or the Participant’s beneficiary (via book entry notation or, if applicable, in stock certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, if determined by the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the holder thereof shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HOUGHTON MIFFLIN HARCOURT COMPANY 2015 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF             , BETWEEN HOUGHTON MIFFLIN HARCOURT COMPANY AND             . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HOUGHTON MIFFLIN HARCOURT COMPANY.

10. Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine (“Other Stock-Based Awards”). Subject to Section 5(f), each Other Stock-Based Award shall be evidenced by an Award agreement which may include conditions including without limitation the payment by the Participant of the Fair Market Value of such shares of Common Stock on the date of grant.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance based compensation” under Section 162(m). Notwithstanding the foregoing, (i) any Award to a Participant who is a “covered employee” within the meaning of Section 162(m) for a fiscal year that satisfies the requirements of this Section 11 may be treated as a Performance Compensation Award in the absence of any such Committee designation and (ii) if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” within the meaning of Section 162(m), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 14 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. The Committee may select the length of a Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) and the Performance Formula. Within the first 90 days of a Performance Period (or the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing (which may be in the form of minutes of a meeting of the Committee).

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth, or gross billings or gross billings growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization on an adjusted or unadjusted basis (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiii) system-wide revenues; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxvi) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting, delivery and exercisability of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). The Committee may alter Performance Criteria without obtaining shareholder approval if applicable tax and/or securities laws so permit. The Committee may modify the calculation of a Performance Goal during the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter if the change would not cause any Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m), to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, the Participant must be employed by or rendering services for the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, the Participant shall be eligible to receive payment or delivery, as applicable, in respect of a Performance Compensation Award only to the extent the Committee determines that: (A) the Performance Goals for such period are achieved, as determined by the Committee; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals, as determined by the Committee; provided, however, that if so provided by the Committee in its sole discretion, in the event of (x) the termination of the Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), in each case within 12 months following a Change in Control, or (y) the termination of a Participant’s employment or service due to the Participant’s death or Disability, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing (which may be in the form of minutes of a meeting of the Committee) that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply discretion to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) provide payment or delivery in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)

adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria, Performance Formula and Performance Goals);

(ii)	providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii)	cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary:

(a) In the event the Participant’s employment with the Company or an Affiliate is terminated by the Company or Affiliate without Cause (and other than due to death or Disability) on or within 12 months following a Change in Control, the Committee may provide that all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and that the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (including a waiver of any applicable Performance Goals); provided, that in the event the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, the portion of such Award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Committee and prorated for the number of days elapsed from the grant date of such Award through the date of termination.

(b) In addition, the Committee may upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Code Section 409A at the time such Award is granted.

To the extent practicable, the provisions of this Section 13 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, for changes in GAAP to new accounting standards, or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without shareholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 12 of the Plan, if (i) the Committee reduces the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) the Committee cancels any outstanding Option or SAR that has a per share Exercise Price or per share Strike Price (as applicable) at or above the Fair Market Value of a share of Common Stock on the date of cancellation, and pays any consideration to the holder thereof, whether in cash, securities or other property, or any combination thereof, or (iv) the Committee takes any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, then, in the case of the immediately preceding clauses (i) through (iv), any such action shall not be effective without shareholder approval.

15. General.

(a) Award Agreements; Other Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. An Award agreement may be in written or electronic form and shall be signed (either in written or electronic form) by the Participant and a duly authorized representative of the Company. The terms of any Award agreement, or any employment, change-in-control, severance or other agreement in effect with the Participant, may have terms or features different from and/or additional to those set forth in the Plan, and, unless expressly provided otherwise in such Award or other agreement, shall control in the event of any conflict with the terms of the Plan.

(b) Nontransferability.

(i) Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time); provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).

(d) Tax Withholding.

(i) The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash; (B) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) No Claim to Awards; No Rights to Continued Employment. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board.

(f) International Participants. With respect to Participants who reside or work outside of the United States and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(g) Beneficiary Designation. The Participant’s beneficiary shall be deemed to be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

(h) Termination of Employment or Service. Except as otherwise provided in an Award agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant’s employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non-employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations.

(i) Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

(ii) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iii) The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If the Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(o) Reliance on Reports. Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan, may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(r) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(s) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

(u) 409A of the Code.

(i) It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to

Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(v) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may provide in an Award agreement that: (i) clawback, forfeiture or similar provisions shall apply if the Participant engages in activity that is in conflict with or adverse to the interest of the Company or any of its Affiliates while employed by or providing services to the Company or any of its Affiliates, including fraud or conduct contributing to any financial restatements or irregularities, or if the Participant violates a noncompete, nonsolicit, nondisclosure or nondisparagement covenant or agreement with the Company or any of its Affiliates; (ii) in the case of an event described in the preceding subclause (i), the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company; and/or (iii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

(w) No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(x) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions following the date of initial shareholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(y) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*        *        *

As adopted by the Board of Directors of the Company on February 24, 2015.

As approved by the shareholders of the Company on                     , 2015.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM EST, on May 18, 2015.

Vote by Internet
• Go to www.envisionreports.com/HMHC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote AGAINST the stockholder proposal (Proposal 5). The Board of Directors recommends a vote FOR all of the nominees listed; FOR the advisory approval of our executive compensation; FOR the adoption of the Employee Stock Purchase Plan; FOR the adoption of the 2015 Omnibus Incentive Plan; and FOR the ratification of our independent auditors for fiscal year 2015.	+

1.	ELECTION OF NINE DIRECTORS:

			For	Withhold					For	Withhold			For	Withhold
	01 -	Sheru Chowdhry	☐	☐	02 -	L. Gordon Crovitz			☐	☐	03 -	Lawrence K. Fish	☐	☐

	04 -	Jill A. Greenthal	☐	☐	05 -	John F. Killian			☐	☐	06 -	John R. McKernan, Jr.	☐	☐

	07 -	Jonathan F. Miller	☐	☐	08 -	E. Rogers Novak, Jr.			☐	☐	09 -	Linda K. Zecher	☐	☐

						For	Against	Abstain					For	Against	Abstain

2.	Advisory Vote on Executive Compensation					☐	☐	☐		3. Employee Stock Purchase Plan			☐	☐	☐

4.	2015 Omnibus Incentive Plan					☐	☐	☐		5. Stockholder Proposal			☐	☐	☐

6.	Ratification of Auditors for Fiscal Year 2015					☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. By signing and dating this proxy, you will be deemed to have acknowledged and assented to the terms of this proxy set forth on the reverse side.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

0213HG

Important Notice Regarding the Internet Availability of

Proxy Materials for the Annual Meeting.

The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report are available at:

www.edocumentview.com/HMHC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — HOUGHTON MIFFLIN HARCOURT COMPANY

Boston Common Hotel and Conference Center

40 Trinity Place, Boston MA 02116

The undersigned, revoking all previous proxies, hereby appoints Linda K. Zecher, Eric L. Shuman and William F. Bayers, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of common stock of Houghton Mifflin Harcourt Company (the “Company”) that the undersigned is entitled to vote at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Boston Common Hotel and Conference Center, located at 40 Trinity Place, Boston MA 02116, on Tuesday, May 19, 2015, at 8:00 a.m., Eastern Time or any subsequent time that may be necessary by any adjournment or postponement thereof for the purposes listed on the reverse side, with all powers which the undersigned would possess if personally present. This proxy (which is being solicited on behalf of the board of directors), when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

If voting by proxy, please exercise your right to vote by promptly completing, signing and returning this proxy card by May 18, 2015. You may later revoke the proxy and, if you are able to attend the meeting, you may vote your shares in person.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.		+